UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

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☒	Definitive Information Statement

Compliance Systems Corporation

(Name of Registrant As Specified In Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF
STOCKHOLDERS OF COMPLIANCE SYSTEMS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Compliance Systems Corporation:

This Notice of Action Taken Pursuant to Written Consent of Stockholders is being mailed or furnished to the stockholders of Compliance Systems Corporation, a Nevada corporation (the “Company”), in connection with the authorization of the corporate action described in the accompanying Information Statement by means of the unanimous written consent of the Board of Directors of the Company and the written approval and adoption of such corporate action, each dated as of July 12, 2012 (the “Consent Date”), by those holders of record as of the Consent Date of a majority of each class of securities of the Company entitled and required by applicable law to approve and adopt the corporate action. Holders of the Company’s securities having the following voting powers approved the corporate action described in the accompanying Information Statement:

84.0% of the voting power of all outstanding common stock, par value $0.001 per share, of the Company;

75.2% of the voting power of all outstanding Series A Convertible Preferred Stock, par value $0.001 per share, of the Company;

100.0% of the voting power of all outstanding Series B Convertible Preferred Stock, par value $0.001 per share, of the Company;

74.5% of the voting power of all outstanding Series C Convertible Preferred Stock, par value $0.001 per share, of the Company; and

100.0% of the voting power of all outstanding Series D Convertible Preferred Stock, par value $0.001 per share, of the Company,

Accordingly, all necessary corporate approvals in connection with the corporate action described in the accompanying Information Statement have been obtained and this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such corporate action before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the corporate action. The accompanying Information Statement is provided solely for your information.

By order of the Board of Directors of Compliance System Corporation,

Barry M. Brookstein, Secretary

Dated: September 11, 2012

INFORMATION STATEMENT

OF

COMPLIANCE SYSTEMS CORPORATION

780 New York Avenue

Suite A

Huntington, New York 11743

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

COMPLIANCE SYSTEMS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Compliance Systems Corporation, a Nevada corporation (the “Company”), in connection with the authorization of the corporate action described below by means of the unanimous written consent of the Board of Directors (the “Board”) of the Company and the written approval and adoption of such corporate action, each dated as of July 12, 2012 (the “Consent Date”), by those holders of record as of the Consent Date of a majority of the voting securities of each class of securities of the Company entitled and required by applicable law to approve and adopt the corporate action. Holders of the Company’s securities having the following voting powers approved the corporate action described below:

84.0% of the voting power of all outstanding common stock, par value $0.001 per share (the “Common Stock), of the Company;

75.2% of the voting power of all outstanding Series A Senior Convertible Voting Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company;

100.0% of the voting power of all outstanding Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company;

74.5% of the voting power of all outstanding Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company; and

100.0% of the voting power of all outstanding Series D Senior Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), of the Company,

Accordingly, all necessary corporate approvals in connection with the corporate action described below have been obtained and this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about September 11, 2012, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as set forth in the filing with the Nevada Secretary of State of an amendment to the Certificate of Incorporation of the Company (the “Charter Amendment”) reflecting the corporate action described below, but in no event earlier than the twentieth calendar day after this Information Statement is so mailed or furnished. The effective date of the Charter Amendment with the Nevada Secretary of State is referred to in this Information Statement as the “Effective Date.”

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors (the “Board”) of the Company, dated as of July 12, 2012 (the “Board Consent”), the Board adopted resolutions approving a reverse split (the “Reverse Split”) of the Company’s Common Stock on the basis of one share of post-split Common Stock for every 994.488567392 shares of Common Stock outstanding as of the Effective Date (1: 994.488567392), so that 994.488567392 outstanding shares of Common Stock before the Reverse Split (each, a “Pre-Reverse Split Share”) shall represent one share of Common Stock after the Reverse Split (each, a “Post-Reverse Split Share”), and the related Charter Amendment, which shall effectuate the Reverse Split, and proposing that the Reverse Split and Charter Amendment be submitted for a vote of the stockholders of the Corporation entitled and required by applicable law to approve and adopt the Reverse Split and Charter Amendment. The Reverse Split and Charter Amendment were subsequently approved and adopted by the stockholders of the Company by means of a written consent (the “Stockholder Consent”) executed by the holders of voting securities of the Company with the following voting percentages:

84.0% of the voting power of the Common Stock outstanding as of the Consent Date;

75.2% of the voting power of the Series A Preferred Stock outstanding as of the Consent Date;

100.0% of the voting power of the Series B Preferred Stock outstanding as of the Consent Date;

74.5% of the voting power of the Series C Preferred Stock outstanding as of the Consent Date; and

100.0% of the voting power of the Series D Preferred Stock outstanding as of the Consent Date.

There will be no change in the par value of the Common Stock, nor any change in the number of authorized shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Company’s Authorized Stock”), as a result of the Reverse Split and Charter Amendment.

The Company anticipates that the record date for the Reverse Split (the “Record Date”) shall be the Effective Date, which date shall be set forth in the filing of the Charter Amendment with the Nevada Secretary of State.

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The reasons for, and general effect of, the Reverse Split and Charter Amendment are described in the section of this Information Statement entitled “NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS.”

The Board knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of any of the Company’s Authorized Stock.

GENERAL

This Information Statement is first being mailed or furnished to the shareholders of the Company on or about September 11, 2012. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Authorized Stock. This Information Statement is being furnished by the Company.

VOTE OBTAINED - NEVADA LAW

Pursuant to Section 320 of the Nevada General Corporation Law (the “GCL”), unless otherwise provided in the articles of incorporation or bylaws, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, the Board voted to utilize and obtained the written consent of the holders of a majority of voting securities of each class of the Company’s Authorized Stock to approve the Reverse Split and Charter Amendment.

Pursuant to Section 390 of the GCL, unless otherwise provided in the certificate of incorporation or by-laws, any amendment of a certificate of incorporation of a Nevada corporation requires the approval of the holders of a majority of the voting power of each class of securities of such a corporation that is affected by such amendment, as well as by a majority of the voting power of the common stock of the corporation. It is the Company’s position that all classes of the Company’s Authorized Stock will be affected by the Reverse Split and Charter Amendment and, accordingly, sought and received, by means of the Stockholder Consent, approval by a majority of the voting power of each class of the Company’s voting securities.

Each holder of outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock as of July 12, 2012, the Consent Date, was entitled to 100 votes for each share of such Preferred Stock owned. Each holder of outstanding shares of Class D Preferred Stock (collectively with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Company’s Preferred Stock”) as of the Consent Date was entitled to 10,000 votes for each share owned. Further, each holder of outstanding shares of Common Stock as of the Consent Date was entitled to one vote for each share owned.

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The following table sets forth, with respect to each class of the Company’s Authorized Stock and as of the Consent Date, the number of shares outstanding, the number of votes available to be cast, the number of votes cast in the Stockholder Consent for approval and adoption of the Reverse Stock Split and Charter Amendment and the percentage of the available shares such votes for approval represent.

Class of Company’s Authorized Stock	Number of Shares Outstanding	Number of Votes Available to be Cast	Number of Votes Cast for Approval	Percentage of Votes Cast for Approval
Common Stock (1)	1,441,770,097	2,979,001,997	2,501,910,071	84.0
Series A Preferred Stock	2,293,750	2,293,750	1,725,000	75.2
Series B Preferred Stock	1,250,000	1,250,000	1,250,000	100.0
Series C Preferred Stock	1,828,569	1,828,569	1,361,819	74.5
Series D Preferred Stock	100,000	100,000	100,000	100.0

(1)	Holders of the Company’s Preferred Stock vote together with the holder’s of the Common Stock, as well as separately with their specific class of the Company’s Preferred Stock. Accordingly, the Common Stock’s “Number of Votes Available to be Cast” includes the applicable number of votes available to be cast by the holders of the Company’s Preferred Stock and the Common Stock’s “Number of Votes Cast for Approval” includes the applicable number of votes cast by holders of the Company’s Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The Company currently has outstanding five classes of voting securities: the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently entitles its holder to cast 100 votes on each matter voted upon by the Company’s stockholders. Each share of Series D Preferred Stock entitles its holder to cast 10,000 votes on each matter voted upon by the Company’s stockholders.

The following tables set forth information with respect to the beneficial ownership of shares of each class of the Company’s voting securities as of the Consent Date by:

•	each person known by the Company to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,
•	each of the Company’s current “named executive officers” and directors, and
•	all of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

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The term “named executive officers” is defined in the SEC rules as those persons who are required to be listed in the Summary Compensation Table provided under Item 10 of the Company’s latest Annual Report on Form 10-K. The only named executive officer listed in the Company’s latest Annual Report on Form 10-K and as of the Consent Date was Barry M. Brookstein, the Company’s sole director, President, Chief Executive Officer and Chief Financial Officer.

Except as otherwise indicated in the notes to the following tables,

•	the Company believes that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
•	the address for each beneficial owner listed in the tables is c/o Compliance Systems Corporation, 780 New York Avenue - Suite A, Huntington, New York 11743.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	200,000	8.7%

All executive officers and directors as a group (one person)	200,000	8.7%

(1)          Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	1,250,000	(2)	100.0%
Spirits Management Inc. (3)	750,000		60.0%

All executive officers and directors as a group (one person)	1,250,000	(2)	100.0%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes 750,000 shares of Series B Preferred Stock owned by Spirits Management, Inc. a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder (“Spirits”).

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(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	857,593	(2)	46.9%
Spirits Management, Inc. (3)	450,601		24.6%
Phone Tel New Corp. (4)	202,491		11.1%
Tele-Serv Inc. (4)	141,345		7.7%
Telmax Co. Inc. (4)	160,390		8.8%
Agile Opportunity Fund, LLC (5)	466,750		25.5%

All executive officers and directors as a group (one person)	857,593	(2)	46.9%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes (a) 450,601 shares of Series C Preferred Stock owned by Spirits, a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder.
(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.
(4)	The address for Phone Tel New Corp., Tele-Serv Inc., and Telmax Co. Inc. is 153 Symphony Court, Eastport, New York 11941.
(5)	The address for Agile Opportunity Fund, LLC is 1175 Walt Whitman Road, Melville, New York 11747.

Series D Senior Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	100,000	100.0%

All executive officers and directors as a group (one person)	100,000	100.0%

(1)          Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

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Common Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	722,798,731	(2)	40.8%
Dean Garfinkel (3)	134,636,615	(4)	9.3%
Nascap Corp. (5)	282,970,000		19.6%
Moritt Hock & Hamroff LLP (6)	160,000,000		11.1%
Spirits Management Inc. (7)	146,160,000	(8)	9.4%

All executive officers and directors as a group (one person)	722,798,731	(2)	40.8%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes (a) 63,512 shares of Common Stock owned by Mr. Brookstein’s minor children for which Mr. Brookstein has custodial control, (b) 26,100,000 shares of Common Stock owned by Spirits, (c) 20,000,000 shares of Common Stock issuable upon conversion of the 200,000 shares of Series A Preferred Stock owned by Mr. Brookstein, (d) 50,000,000 shares of Common Stock issuable upon conversion of the 500,000 shares of Series B Preferred Stock owned by Mr. Brookstein, (e) 75,000,000 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits, (f) 40,699,200 shares of Common Stock issuable upon conversion of the 406,992 shares of Series C Preferred Stock owned by Mr. Brookstein, (g) 45,060,100 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits, and (h) 100,000,000 shares of Common Stock issuable upon conversion of the 100,000 shares of Series D Preferred Stock owned by Mr. Brookstein.
(3)	Mr. Garfinkel is the former Chairman of the Board, Chief Executive Officer and President of the Company.
(4)	Includes 31,756 shares of Common Stock owned by Mr. Garfinkel’s minor children for which Mr. Garfinkel has custodial control.
(5)	The address for Nascap Corp. is 153 Symphony Court, Eastport, New York 11941.
(6)	Moritt Hock & Hamroff LLP has served as outside counsel to the Company. The address of Moritt Hock & Hamroff LLP is 400 Garden City Plaza, Garden City, New York 11530.
(7)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.
(8)	Includes (a) 75,000,000 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits and (b) 45,060,100 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits.

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NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING STOCKHOLDERS

As a result of executing the Stockholder Consent, stockholders of the Company having the requisite majority voting power of each class of the Company’s Authorized Stock have approved and adopted the Reverse Stock Split and adopted and authorized the filing of the Charter Amendment to effectuate the Reverse Split.

Purpose of the Reverse Split

The Company has entered into a Securities Exchange Agreement, dated as of June 7, 2012 (the “RDRD Agreement”), with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”). Pursuant to the RDRD Agreement, RDRD is to sell and transfer to the Company all of RDRD’s 70% equity interest in Seaniemac Limited, a corporation organized under the laws of Ireland “Seaniemac”), in exchange for the Company’s issuance to RDRD of a number of shares (the “RDRD Exchange Shares”) which, following such issuance, equals 95% of the total number of shares of Common Stock then outstanding on a fully diluted basis, including shares of Common Stock which RDRD owns or has the right to acquire (the “RDRD Percentage Ownership Requirement”). In addition, the RDRD Agreement requires that, immediately following the issuance of the RDRD Exchange Shares, there be no more than 40,000,500 shares of Common Stock outstanding on a fully diluted basis (the “RDRD Outstanding Shares Requirement”) and that the Company have no more than $350,000 of debt outstanding (the “RDRD Outstanding Debt Requirement”). (Under the RDRD Exchange Agreement, the number of shares outstanding on a fully diluted basis means the number of shares of Common Stock that would be, as of the applicable date, outstanding if all derivative securities of the Company, including, without limitation, warrants, options, rights, convertible debt, convertible securities and exchange securities, then outstanding were exercised, converted or exchanged for shares of Common Stock in accordance with the terms of such derivative securities.) Although it has not been reduced to writing, RDRD has agreed that, assuming all other conditions are satisfied, it will modify the RDRD Agreement to (a) reduce the RDRD Percentage Ownership Requirement such that the total number of RDRD Exchange Shares shall be equal to approximately 71% of the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately following the issuance of the RDRD Exchange Shares and (b) allow an upward adjustment in the RDRD Outstanding Shares Requirement, such that the number of outstanding shares of Common Stock, on a fully diluted basis, immediately following the issuance of the RDRD Exchange Shares to 41,850,000. This agreement to modify the RDRD Percentage Ownership Requirement and RDRD Outstanding Shares Requirement was necessitated by the issuance of a court order in Florida requiring the Company to issue 10 million post-Reverse Split Shares (the “Debt Exchange Shares”) to certain of the Company’s creditors in exchange for $500,000 of debt the Company owes to such creditors. (See “INFORMATION CONCERNING COMPLIANCE SYSTEMS CORPORATION – Sales of Securities.”)

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Seaniemac is in the business of operating a sports gaming website. The consummation of the transactions contemplated by the RDRD Agreement, including, without limitation, the issuance of the RDRD Exchange Shares, are not subject to stockholder approval under applicable law and the Company is NOT seeking any stockholder action, approval or consent in connection with the RDRD Agreement nor in connection with the issuance of the RDRD Exchange Shares. The Company filed a Current Report on Form 8-K (Date of Report: June 7, 2012) with the Securities and Exchange Commission on June 12, 2012 in connection with entering into the RDRD Agreement and intends to file a further Current Report on Form 8-K with the SEC upon consummation of the transactions contemplated by the RDRD Agreement, including, without limitation, the issuance of the RDRD Exchange Shares. Readers of this Information Statement are urged to read the Form 8-K filed on June 12, 2012 for further information regarding the terms and conditions of the RDRD Agreement and the issuance of the RDRD Exchange Shares.

The Company is currently authorized to issue a total of 2 billion shares of Common Stock and had a total of 1,441,770,097 shares outstanding and 2,079,001,997 shares outstanding on a fully diluted basis as of the date of the Consent Date. Further, pursuant to a court order, the Company is obligated to issue to certain creditors of the Company the 10 million Debt Exchange Shares in exchange for the cancellation of $500,000 of debt of the Company due such creditors. As such, the Company does not have a sufficient number of authorized shares of Common Stock in order to issue all of the RDRD Exchanges Shares necessary to comply with the RDRD Percentage Ownership Requirement, as modified, and the court order requiring the issuance of the Debt Exchange Shares, given the number of shares outstanding as of the Consent Date (both with and without giving effect to the number of shares that would be outstanding on a fully diluted basis).

The following table sets forth the number of shares that would be outstanding after the issuance of the RDRD Exchange Shares and the Debt Exchange Shares, assuming the Company did not effectuate the Reverse Split:

Common Stock

Number of shares outstanding (non-diluted)	1,441,770,097
Number of shares outstanding on a fully diluted basis (excluding the Debt Exchange Shares)	2,079,001,997
Number of RDRD Exchange Shares and the Debt Exchange Shares	39,501,037,943
Total number of shares to be outstanding on a fully diluted basis following the issuance of the RDRD Exchange Shares and the Debt Exchange Shares	41,580,039,940
Number of shares authorized	2,000,000,000
Number of shares outstanding on a fully diluted basis in excess of number of authorized shares, assuming issuance of the RDRD Exchange Shares and the Debt Exchange Shares	39,580,039,940

The Board determined, based on the number of shares of Common Stock outstanding on a fully diluted basis, the RDRD Percentage Ownership Requirement and the RDRD Outstanding Shares Requirement, that it was necessary for the Company to effect the Reverse Split in the ratio (the “Reverse Split Ratio”) of one share of post-Reverse Split for every 994.488567392 shares of pre-Reverse Split Shares outstanding (1:994.488567392) in order to consummate the transactions contemplated by the RDRD Agreement. To limit costs and expenses related to the fractional shares that otherwise would be issued as a result of the Reverse Split, the Board has determined, and both the Board Consent and Stockholder Consent contemplate, that fractional shares will be rounded up to the next whole share of post-Reverse Split Common Stock.

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The following table sets forth the number of shares that would be outstanding after the issuance of the RDRD Exchange Shares and the Debt Exchange Shares, assuming the Company effectuates the Reverse Split:

Common Stock

Number of shares outstanding (non-diluted)	1,449,760
Number of shares outstanding on a fully diluted basis (excluding the Debt Exchange Shares and RDRD Exchange Shares)	2,090,524
Number of RDRD Exchange Shares	29,719,952
Number of Debt Exchange Shares	10,000,000
Total number of shares to be outstanding on a fully diluted basis following the issuance of the RDRD Exchange Shares and Debt Exchange Shares	41,810,476
Number of shares authorized	2,000,000,000

Although not reduced to writing, RDRD has agreed that the above share structure would be acceptable to complete a closing of the RDRD Agreement.

Certain Risks Associated With the Reverse Stock Split

In theory, a reverse stock split would result in an increase in the stock price of the Common Stock in direct proportion to the ratio of the reserve stock split (e.g., a one-for-two reverse split of stock of stock trading at $5.00 and having 10 million shares outstanding before the split would theoretically result in a $10.00 trading price for the 5 million shares outstanding after the split). However, the market for the Common Stock may react differently. While the Board believes that the Common Stock would trade at higher prices after the consummation of the Reverse Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed 994.488567392 times the market price of the Common Stock prior to the Reverse Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The Company cannot provide any assurance that the market price of the Common Stock will increase in any amount. The market price of the Common Stock is based on the Company’s performance and other factors, some of which may be unrelated to the number of shares of Common Stock outstanding.

In addition, there can be no assurance that the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

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The Reverse Split will not change each stockholder’s proportionate equity interests in the Company, except as may result from the issuance or cancellation of shares pursuant to the issuance of the fractional shares.

As disclosed below, the Reverse Split will have the effect of substantially increasing the number of shares of Common Stock that the Company will be able to issue to new or existing stockholders because the number of authorized shares and the par value per share of Common Stock will remain the same while the number of shares issued and outstanding will be reduced in accordance with the Reverse Split Ratio.

Principal Effects of the Reverse Split

On the Record Date of the Reverse Split, each 994.488567392 pre-Reverse Split Shares issued and outstanding immediately prior to such Record Date will automatically and without any action on the part of the holder of such pre-Reverse Split Shares be converted into one post-Reverse Split Share. The principal effects of the Reverse Split are set forth below.

Corporate Matters. The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of the Record Date:

•	Every 994.488567392 pre-Reverse Split Shares owned by a common stockholder would be exchanged for one post- Reverse Split Share; and
•	The number of shares of Common Stock issued and outstanding will be reduced from 1,441,770,097 pre-Reverse Split Shares to approximately 1,449,760 post-Reverse Split Shares (the approximation being due to the fact that there currently are an unknown number of post-Reverse Split Shares that will be issued in lieu of fractional shares in connection with the Reverse Split).

The Reverse Split will be effected simultaneously for all of the outstanding shares of Common Stock and the Reverse Split Ratio will be the same for all outstanding shares of Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares as a result of the Reverse Split will have their fractional shares rounded up to the one full post-Reverse Split Share. The Common Stock issuable pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Fractional shares resulting from the Reverse Split will be rounded up to one full post-Reverse Split Share. Accordingly, each stockholder who otherwise would be entitled to receive a fractional share because such stockholder holds a number of pre-Reverse Split Shares not evenly divisible by the Reverse Stock Ratio, will be entitled, upon surrender of the stock certificate(s) representing the stockholder’s pre-Reverse Split Shares, to one full post-Reverse Split Share. The ownership of a fractional interest will not give a stockholder any voting, dividend or other rights except to have such stockholder’s fractional share rounded up to one full post-Reverse Split Share.

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Options and Warrants. All outstanding options, warrants, notes, debentures and other securities exercisable for, convertible to or exchangeable for Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the Reverse Split Ratio. Any exercise, conversion or exchange after the Effective Date of options, warrants, notes, debentures and other derivative securities issued/granted prior to the Effective Date that would result in the issuance of a fractional share as a result of the Reverse Split Ratio will be treated, with respect to such fractional share, in the same manner as fractional shares are treated in the Reverse Split.

Authorized Shares. The Company is presently authorized under its Certificate of Incorporation to issue 2 billion shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the then currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in future financings or otherwise. If the Company issues additional shares, the ownership interest of the then current holders of Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock, other than the RDRD Exchange Shares, Debt Exchange Shares and shares of Common Stock issuable upon exercise, exchange or conversion of currently outstanding options, warrants and convertible securities.

Preferred Stock. The Reverse Split shall have no effect on the Company’s Preferred Stock, other than the number of shares issuable upon conversion of each share of the Company’s Preferred Stock, which change shall be in direct proportion to the Reverse Split Ratio.

Accounting Matters. The Reverse Split will not affect the par value of the Common Stock. As a result, on the Effective Date of the Reverse Split, the stated capital on the balance sheet of the Company attributable to the Common Stock will be reduced in proportion to the Reverse Split Ratio and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), other than in connection with the RDRD Agreement, the Reverse Split was not proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and the Company’s stockholders. Other than the Reverse Split and Charter Amendment, the Board does not currently contemplate recommending to the stockholders of the Company the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

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“Odd Lot” Shareholders. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Periodic Reporting Obligations Under the Exchange Act. The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act. If the Reverse Split is implemented, trading prices for the Common Stock will continue to be reported on the OTC Bulleting Board under the symbol “COPI” (although the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Preemptive Rights. Holders of shares of Common Stock do not have any preemptive rights under the Company's Certificate of Incorporation, applicable state law or otherwise. As such, the Company's stockholders do not have the right to purchase from the Company any shares of Common Stock in connection with the Reverse Split or the issuance of the RDRD Exchange Shares.

Table Comparison of the Pre-Split and Post-Split Common Stock

The following table depicts the capitalization structure of the Company as of the Consent Date, both pre-Reverse Split and post-Reverse Split (the post-Reverse Split issued shares may differ slightly based on the number of fractional shares issued in the Reverse Split) based on the Reverse Split Ratio.

	Number of Shares Authorized	Number of Shares Outstanding	Number of Shares Underlying Derivative Securities and Reserved for Issuance	Number of Shares Authorized but Unissued and Not Reserved for Issuance (1)
Pre-Reverse Split	2,000,000,000	1,441,770,097	637,231,900	(79,001,997)
Post Reverse Split	2,000,000,000	1,449,760	640,764	1,997,909,476

(1)	Does not include any RDRD Exchange Shares nor Debt Exchange Shares. Based on the RDRD Percentage Ownership Requirement as modified, the RDRD Exchange Shares would equal 29,719,952 Post-Reverse Split Shares and the Debt Exchange Shares would equal 10,000,000 and the number of Post-Reverse Split Share Authorized but Unissued and Not Reserved for Issuance would be 1,958,189,524.

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Dissenter’s Rights of Appraisal

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Stock Split and Charter Amendment.

Procedure for Effecting the Reverse Stock Split and Charter Amendment

The Reverse Split will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State. The Charter Amendment will specify the Record Date of the Reverse Split to be date of filing of the Charter Amendment. It is the Company’s intent to file the Charter Amendment twenty days after this Information Statement was first mailed to the Company’s stockholders. Accordingly, it is anticipated that the Record Date of the Reverse Split will be the twentieth calendar day after the date that this Information Statement is first mailed to the Company’s stockholders. The Reverse Split will occur and be effective on the Record Date without any further action on the part of the Board or the Company’s stockholders.

Because the Common Stock is currently quoted on the OTCQB , the Reverse Split will also require processing by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for these actions to be recognized in the market for trading purposes. The Company expects to receive FINRA’s clearance prior to the Record Date. The Common Stock is anticipated to be quoted on the OTCQB at the post-Reverse Split trading price on the first trading day following the Record Date. The Reverse Split will not result in any change to the trading symbol of the Common Stock.

On and after the Record Date, the stock certificates representing the pre-Reverse Split Shares will continue to be valid. Following the Record Date, new stock certificates will be issued reflecting the Reverse Split, such as the RDRD Exchange Shares and Debt Exchange Shares, but such will not affect the validity of stock certificates already outstanding. After the Record Date, each stock certificate representing pre-Reverse Split Shares will be deemed to represent post-Reverse Split Shares giving effect to the Reverse Split Ratio. Certificates representing post-Reverse Split Shares will be issued in due course as certificates evidencing pre-Reverse Split Shares are tendered for transfer to the Company’s transfer agent, Island Stock Transfer Company. The Company requests that stockholders do not send in any of their stock certificates at this time.

Post-Reverse Split Shares will have the same restrictions on their transferability as pre-Reverse Split Shares, if any. Also, for purposes of determining the term of the restrictive period applicable to any post-Reverse Split Shares subject to restrictions on their transferability, the time period during which a stockholder has held pre-Reverse Split Shares will be included in the total holding period.

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Persons Interested in the Transaction

None of the Company’s executive officers, directors and principal shareholders (any shareholder beneficially owning 5% or more of the Common Stock) have an interest in the Reverse Split other than a proportional interest due to the effect of the Reverse Stock Split on the number of securities of the Company owned by such party.

Certain Federal Income Tax Consequences

The Reverse Split should not result in any recognition of gain or loss. The holding period of the post-Reverse Split Shares will include the stockholder’s holding period for the corresponding pre-Reverse Split Shares owned prior to the Reverse Split. The adjusted basis of the post- Reverse Split Shares owned by a stockholder will be equal to the adjusted basis of such stockholder’s pre-Reverse Split Shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the anticipated low value of the fractional interest.

The Company’s beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which the stockholder resides.

The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

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THE RDRD TRANSACTION:

ACQUISITION OF A 70% INTEREST IN SEANIEMAC LIMITED

Summary of the Proposed RDRD Transaction

The following is a summary of the RDRD Agreement and the transactions contemplated thereby.

Parties	• Compliance Systems Corporation, a Nevada corporation (the “Company”)
• RDRD II Holding LLC, a Delaware limited liability company (“RDRD”)
• Seaniemac Limited, an Ireland corporation (“Seaniemac”), seventy percent (70%) of the equity of which is owned by RDRD

Transaction	Pursuant to that certain Securities Exchange Agreement dated June 7, 2012; the Company will acquire from RDRD RDRD’s 70% equity ownership interest in Seaniemac. The Company will issue to RDRD a number of shares of Common Stock, the RDRD Exchange Shares, such that the Company’s stockholders (and holders of securities convertible or exercisable into Common Stock), together with the holders of the Debt Exchange Shares, immediately preceding the consummation of the transaction would own, on a fully diluted basis, approximately 29% of the then outstanding post-Reverse Split Shares. In addition, immediately following the issuance of the Exchange Shares, we shall have no more than 41,850,000 shares of Common Stock outstanding on a fully diluted basis and that we have no more than $350,000 of debt outstanding.

Capitalization	The outstanding Common Stock will be reduced from 1,441,770,097 pre-Reverse Split Shares to approximately 1,449,760 post-Reverse Split Shares.

Change in Control	The transaction shall result in a change of our board directors as determined by RDRD. RDRD has not yet designated who the new board members shall be.

Closing Date	No earlier than the first trading date following the Record Date for the Reverse Split.

New Business	Operating a sports gaming website.

General Terms of Acquisition

On June 7, 2012, the Company entered into a Securities Exchange Agreement (the “RDRD Agreement”) with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”) pursuant to which the Company shall acquire from RDRD RDRD’s 70% equity ownership interest in Seaniemac Limited, an Ireland corporation, in exchange for the Company’s issuance to RDRD of the RDRD Exchange Shares. It is anticipated, based on RDRD oral agreement to modify the RDRD Percentage Ownership Requirement and RDRD Outstanding Shares Requirement, that, following the issuance of the RDRD Exchange Shares and Debt Exchange Shares, RDRD will own approximately 71% of the total number of shares of Common Stock then outstanding on a fully diluted basis, that there will be approximately 41,810,476 shares of Common Stock outstanding on a fully diluted basis and that the Company will have no more than $350,000 of debt outstanding. Seaniemac is in the business of operating a sports gaming website.

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Additionally, the RDRD Agreement provides that the Company’s present directors and officers resign and RDRD will have the right to designate a new Board of Directors and new officers of the Company.

On June 12, 2012, the Company filed a Current Report on Form 8 K with the Securities and Exchange Commission in connection with entering into the RDRD Agreement and the Company intends to file a further Current Report on Form 8-K with the SEC upon consummation of the transactions contemplated by the RDRD Agreement, including, without limitation, the issuance of the RDRD Exchange Shares. Readers of this Information Statement are urged to read the Form 8-K filed on June 12, 2012 for further information regarding the terms and conditions of the RDRD Agreement and the RDRD Stock Issuance.

RDRD Business

RDRD was formed on May 22, 2012 as a Delaware limited liability company. It is a privately owned, development stage company. Two of its primary business purposes are: (i) to own, acquire, manage, redeem, sell, dispose of and otherwise deal with an interest in Seaniemac and (ii) to own, acquire, manage, redeem, sell, dispose of and otherwise deal with an interest in the Company.

RDRD’s internal operations are governed by Delaware law and that certain Limited Liability Company Agreement of RDRD II Holding LLC (the “Operating Agreement”) dated May 22, 2012 by and among Rina Chernaya, Diana Chernaya, Robert Kessler, David Gentile, and Greg Trautman (i.e, the Members of the RDRD). The Members have elected the following as Managers of RDRD: Robert Kessler, David Gentile, Greg Trautman, and Rina Chernaya.

The principal business office of RDRD is 220 West 42nd St., 6th Floor, New York, NY 10036.

Seaniemac Business

General

Seaniemac Limited is a private Irish company set up to provide operational services to the Seaniemac Isle of Man entity; the contracting party to JenningsBet, the online gambling technology platform service provider.

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Seaniemac is an online sports and casino (traditional casino, live casino, poker, bingo and interactive skilled games) wagering platform serving gamblers directly. While the site offers wagering for many categories outside of sports, Seaniemac intends to capture the Irish market by initially focusing on the Gaelic Athletics Association (GAA) or Gaelic Games as well as Irish horse racing and soccer.

Its mission is to offer a market-leading, user-friendly website for online gambling, including sports betting and casino gaming (traditional casino, live casino, poker, bingo and interactive skilled games). The operations for Seaniemac are outsourced to established international partners that manage the majority of day-to-day responsibilities for implementing and managing technology deployment, administration and payment processing. Internally, Seaniemac is responsible for marketing, sales and customer service.

Industry

The online gambling industry encompasses a wide range of sites, including online casinos, sportsbooks, poker rooms, wagering, bingo parlors, lotteries, horse racing sites and more. The industry is comprised of four primary market players:

•	Software vendors
•	Online gambling business operators
•	End customers (or players)
•	Trade Associations

Online sports gambling (also referred to as online sports betting and interactive gambling) is a sub-segment of the online gambling industry and is currently the largest market share holder in terms of revenues for the online gambling industry.

Government Regulations and Political Factors

Given the rapid growth of online gambling, Seaniemac has experienced growing pains, largely because of anti-gambling legislation in countries such as the United States. Even though the United States is a large market for online gambling, it has become a risky segment in recent years, with the United States government passing laws that enable them to prosecute executives and firms involved in online gambling. Other countries have followed suit in an attempt to stamp out online gambling, while others have taken a more pragmatic approach of licensing, regulating and taxing online gambling. Most online gambling companies are located and clustered in countries with friendly licensing regulations (such as Antigua, Canada, Curacao, Gibraltar, Costa Rica, Belize, and Panama).

Gambling in Ireland is principally regulated by the Betting Act of 1931 and the Gaming and Lotteries Act of 1956. This legislation pre-dates many of the new developments in the industry. There are other gaming and gambling acts that influence the industry such as The Horse and Greyhound Racing Act 2001, which falls under overall gaming and gambling regulations but no specific act has been passed in the country for online gambling as of now.

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In Europe, there is no EU legislation that regulates the gambling sector yet. However, a number of EU consumer protection directives cover specific aspects of the activity. These include regulations surrounding distance selling, unfair commercial practices and data protection directives. In addition, all EU licensed and regulated gaming and gambling operators are subject to the regulations and laws that govern business in the EU enacted by the EU. The details of these laws are given on The European Gaming and Betting Association (EGBA) website.

Location

Seaniemac’s corporate headquarters are located in Dublin, Ireland with the contracting entity located in Isle of Man. These locations have been strategically chosen as they provide a local environment with relatively predictable legal and government constraints.

Payment Methods

Customers are able to pay through Moneybookers, Debit cards, Credit cards, Neteller, Western Union Quick Pay & Bank Transfer.

Technology

All technology is supplied and managed by Jennings Bet (IOM) Ltd., a gambling technology company. Initial cost is $55,000 USD (£35K GBP) with a monthly minimum fee of $9,500 USD (6K GBP) for use of the technology. They have agreed to maintain and provide technical support for the backend technology.

Customer Service

One of Seaniemac’s main marketing objectives is to retain active players keeping the attrition rates low. The Company will do this through its guarantee policies and customer service support outlined below.

Each gambling product has strict guidelines and rules to be followed and carried out in order to achieve consistent service standards. Seaniemac guarantees that the site will operate with 99.9% up time and will operate within the requirements of the company’s IOM License. Seaniemac offers email support within a 1 hour guaranteed response time from 9am - 5pm, a 2 hour guaranteed response time from 5pm - 9.30 pm and a 10 hour guaranteed response time and from 9.30pm - 9am.

Licenses and Permits

Seaniemac trades under Jennings Bet license which is a license from the Isle of Man. This license is a white, United Kingdom regulated license which allows for operations in Ireland and the United Kingdom.

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Need For Manager and Member Approval

Both the Managers and the Members of RDRD have authorized, approved and consented to entering into the RDRD Agreement and complying with the transactions and terms set forth therein.

Description of Interest in Seaniemac

Seaniemac Limited is a company incorporated under the laws of Ireland. Seaniemac’s corporate charter authorizes 100,000 shares of one class of stock being “ordinary shares” which is analogous to common stock. Seaniemac Limited has issued 100 of those shares, 70 of which have been issued to RDRD. We are acquiring that 70% interest in the outstanding shares of SeanieMac. The corporate charter grants the directors of the Company the right to establish different classes of equity with rights and privileges associated thereto. No such designations have been made.

Seaniemac is a private closely held entity. There is no secondary market for the trading or sale of its shares

Regulatory Approvals

Seaniemac is not required to obtain any approvals or clearances from any federal or state regulatory authorities in the United States or other countries to consummate the acquisition by Compliance Systems Corporation.

Past Contracts, Transactions or Negotiations

The terms of the RDRD Exchange Agreement were the result of arm’s-length negotiations between us and Seaniemac. The following is a summary of the background of these negotiations and the acquisition.

In January 2012, a business acquaintance of the Company’s CEO, Barry Brookstein, introduced Mr. Brookstein to the CEO of RDRD, Robert Kessler. Messrs. Brookstein and Kessler discussed potential acquisition. Subsequent thereto, they negotiated the terms of the RDRD Agreement.

Robert Kessler is one of Seaniemac’s U.S. advisors and is also a director.

The parties commenced their respective due diligence investigations beginning in January 2012. During this period, the management teams and legal advisors of each of us and RDRD held numerous teleconferences and corresponded regularly via electronic mail regarding various business and legal due diligence matters.

On or about June 1, 2012, the Company’s board of directors met to approve the acquisition and authorize management to execute the RDRD Exchange Agreement.

On June 7, 2012, the parties executed the RDRD Exchange Agreement and, on June 12, 2012, the Company filed with the SEC a Form 8-K reporting this event.

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RDRD has advanced $56,000 towards legal and accounting and other expenses on our behalf. In May 2012 RDRD was formed to acquire its interest in Seaniemac and consummate the RDRD Exchange Agreement.

One of the four managers of RDRD, Mr. Greg Trautman, is also a member manager of GE Park, LLC, a creditor to which the Company has been ordered to issue 2,000,000 post-Reverse Split shares as part of the Debt Exchange Shares.  Mr. Trautman has both a dispositive and financial beneficial interest in 2,000,000 of the Debt Exchange Shares and a financial, but no dispositive, beneficial interest in RDRD.

Anticipated Accounting Treatment of the Proposed RDRD Transaction

The acquisition of a 70% interest in Seaniemac by the Company from RDRD will be accounted for using the purchase method of accounting and, accordingly, assets acquired and liabilities assumed will be recorded at estimated fair value on the date of acquisition.

As Seaniemac has no operations, less than $1,000 in assets and approximately $135,000 in liabilities, the acquisition is not considered a significant transaction. Therefore, neither audited nor unaudited, or pro forma financial statements are deemed necessary for inclusion in this Information Statement.

The Company has been seeking a satisfactory transaction since December 2010, when it entered into a surrender of collateral agreement with its senior secured lender in full settlement of its obligations thereto. As a consequence of the agreement, the Company had no operations, less than $100,000 in assets, liabilities of approximately $2.5 million, ongoing costs to maintain its existence and remain a reporting company, and a dependency on its management to provide the funds necessary to continue.

In anticipation of its acquisition of a 70% interest in Seaniemac, the Company has been able to restructure a significant amount of its remaining liabilities, obtain the funds necessary to maintain its existence and continue reporting from RDRD. Upon completion of the contemplated acquisition, the Company’s existing shareholders will have the potential for some recovery of their investment.

INFORMATION CONCERNING COMPLIANCE SYSTEMS CORPORATION

Background Information Concerning the Company

Organizational Structure

Compliance Systems Corporation, the “Company,” was incorporated in Nevada on November 17, 2003 under the name “GSA Publications, Inc.” (“GSA”). On February 10, 2006, the Company’s business predecessor, Compliance Systems Corporation, a corporation incorporated in Delaware on November 7, 2002 (“CSC”) pursuant to a corporate reorganization of several closely related companies that had commenced operations in December 2001, was merged with and into GSA (the “CSC/GSA Merger”). CSC was treated as the surviving corporation of the CSC/GSA Merger for accounting purposes due to the fact that the prior owners of CSC acquired approximately 85% of the surviving corporation’s stock as a result of the CSC/GSA Merger. Following the effectiveness of the CSC/GSA Merger, the surviving corporation changed its name to “Compliance Systems Corporation” and, directly and through the Company’s wholly-owned subsidiaries, began operating the businesses previously conducted by CSC. Unless the context otherwise implies, the term “the Company” includes Company and its wholly-owned subsidiaries on a consolidated basis.

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On February 5, 2010, the Company, entered into an Agreement and Plan of Merger, dated as of February 5, 2010 (the “Merger Agreement”), with Execuserve Corp., a Virginia corporation (“Execuserve”) and CSC/Execuserve Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of the Company. The Merger between Execuserve and CSC/Execuserve Acquisition Corp. became effective on February 9, 2010 with Execuserve being the surviving corporation becoming a wholly-owned subsidiary of the Company.

On December 1, 2010, the Company entered into and consummated the transactions contemplated by an Agreement and Consent to Surrender of Collateral (“Surrender of Collateral”) with Agile Opportunity Fund LLC (“Agile”). As a result, the Company surrendered its operating net assets to Agile.

The Company’s Business

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company. No assurance can be given that the Company will be successful in identifying or negotiating with any target company.

Prior to the Surrender of Collateral, the Company operated its principal businesses through two of our subsidiaries, Call Compliance, Inc. (“CCI”) and Execuserve Corp. (“Execuserve”). CCI provided compliance technologies, methodologies and services to the teleservices industry. The Company developed a compliance technology called the TeleBlock® Call Blocking System which is a product that automatically screens and blocks outbound calls against federal, state, and in-house Do-Not-Call lists. A patent for TeleBlock was granted by the United States Patent and Trademark Office in December of 2001. The business of Execuserve Corp. provided organizations, who are hiring employees, with tests and other evaluation tools and services to assess and compare job candidates. The Company had developed a proprietary behavioral assessment test called Hire-Intelligence™ which applied adaptive testing techniques to probe each job candidate who takes the test for potential behavioral strengths and weaknesses relevant to the job for which they are being considered.

In March 2012, the Company entered into a letter of indication and interest which contemplated the Company’s acquisition of an entity for the Company’s stock were formalized by the Company’s entry into the RDRD Agreement with RDRD.

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On June 12, 2012, we filed a Current Report on Form 8 K with the Securities and Exchange Commission in connection with entering into the RDRD Agreement and we intend to file a further Current Report on Form 8-K with the SEC upon consummation of the transactions contemplated by the RDRD Agreement, including, without limitation, the issuance of the RDRD Exchange Shares. Readers of this Information Statement are urged to read the Form 8 K filed on June 12, 2012 for further information regarding the terms and conditions of the RDRD Agreement and the RDRD Stock Issuance.

Employees

As of September 5, 2012, the Company had one employee.

Properties

The Company’s executive officers relocated to 780 New York Avenue, Suite A, Huntington, NY 11743. The office is used for administration and finance for all Company activities.

Legal Proceedings

The Company may become a party to various legal proceedings arising in the ordinary course of the Company’s business, but the Company is not currently a party to any legal proceeding that the Company believes would have a material adverse effect on the Company’s financial position or results of operations.

The Company has been ordered, pursuant to a Final Declaratory Judgment issued on June 28, 2012 by Hon. Marcia Caballero, Circuit Court Judge of the Eleventh Judicial Circuit for Miami Dade County, Florida, to issue an aggregate of 10 million “unrestricted and freely tradable post reverse split shares” of the Company’s common stock to a total of five entities (each, a “Creditor”) in exchange for claims of such Creditors in the aggregate amount of $500,000. Such shares constitute the Debt Exchange Shares.

Market for the Common Stock, Related Shareholder Matters and the Company’s Purchases of Equity Securities

Trading Market

The Common Stock is traded over-the-counter and available for quotation on the OTCQB under the trading symbol “COPI.QB”. The following table sets forth the range of high and low bid prices for the Common Stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

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	High	Low
Quarter Ended	Bid Price	Bid Price
March 31, 2010	$0.0020	$0.0008
June 30, 2010	0.0015	0.0006
September 30, 2010	0.0007	0.0003
December 31, 2010	0.0037	0.0011

March 31, 2011	$0.0020	$0.0008
June 30, 2011	0.0014	0.0006
September 30, 2011	0.0006	0.0003
December 31, 2011	0.0004	0.0003

March 31, 2012	$0.0007	$0.0003
June 30, 2012	0.0007	0.0003
Through September 5, 2012	0.0005	0.0002

Holders

As of August 23, 2012, the Company had 82 stockholders of record, and an unknown number of additional holders whose stock is held in “street name.”

Sales of Securities

There were no shares of Common Stock issued by the Company since December 31, 2011 without registration under the Securities Act, that have not been previously disclosed by the Company in its periodic filings with the Securities and Exchange Commission. Such issuances, as disclosed in the periodic filings include:

A.   Debt Exchange Shares.

The Company has been ordered, pursuant to a Final Declaratory Judgment issued on June 28, 2012 by Hon. Marcia Caballero, Circuit Court Judge of the Eleventh Judicial Circuit for Miami Dade County, Florida, to issue an aggregate of 10 million “unrestricted and freely tradable post reverse split shares” of the Company’s common stock to a total of five entities (each, a “Creditor”) in exchange for claims of such Creditors in the aggregate amount of $500,000. The names of the Creditors and the number of post reverse split shares each of the Creditors is entitled to receive under such court order are:

Name of Creditor	Number of Post Reverse Split Shares
Summit Trading Limited	4,000,000
GE Park LLC	2,000,000
Noetic Enterprises LLC	1,333,333
Ocean Marketing Corp.	1,333,333
Sierra Trading Corporation	1,333,334

The Company believes that the issuance of said 10 million post reverse split shares will be exempt from the registration requirements of the Securities Act by reason of the fact that such shares are exempted securities under paragraph 3(a)(10) of the Securities Act.

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B.  Issuance of Deferred Salary Warrants.

The Company’s chief executive officer, Barry M. Brookstein (“Brookstein”), has been deferring all or a portion of his salary since January 1, 2009.

Effective January 1, 2012, Brookstein agreed to continue deferring his full salary.  The amount of such deferred salaries for the three and six months ending June 30, 2012 totaled $60,000 and $120,000, respectively. As compensation, the Company granted to Brookstein Deferred Salary Warrants to purchase 12,000,000 (each a “2012 Deferred Salary Warrant Share”) of Company Common Stock at $0.001 per 2012 Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.  The Company valued these issuances utilizing a Black-Scholes option pricing model with the following assumptions:  share price: $0.0003 - $0.0006; exercise price: $0.001; expected volatility: 27%; risk-free rate: 1.03% - 2.01%; term: 5 years.

Effective July 1, 2012, Brookstein agreed to continue deferring his full salary for the three months ended September 30, 2012.  The amount of such deferred salaries for the three months ending September 30, 2012 will total $60,000.  As compensation, the Company granted to Brookstein 2012 Deferred Salary Warrants to purchase 6,000,000 share of Company Common Stock at $0.001 per Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.

On July 1, 2012, all of the issued and outstanding Deferred Salary Warrants were exchanged for shares of the Company’s common stock in contemplation of the Agreement. See Note 7G.

C.  Issuance of Dividend Accrual Warrants – Series B Senior Subordinated Convertible Voting Preferred Stock (the “Series B Preferred Stock”).

The Company has failed to pay dividends on the 1.25 million outstanding shares of its Series B Preferred Stock.  Dividends on the Series B Preferred Stock may only be paid out of funds legally available for such purpose.  Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution.

All of the outstanding shares of Series B Preferred Stock are held by Brookstein and Spirits Management, Inc. ("Spirits"), a company wholly-owned by Brookstein. Although the Company has been and currently is unable to pay the Series B Preferred Stock dividends when due, the dividends have been and are continuing to be accrued until such time as the monthly dividends can lawfully be paid under Nevada law.

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The Company deferred dividends totaling $37,500 and $75,000, respectively, for the three and six months ended June 30, 2012, $30,000 due to Brookstein, and $45,000 due to Spirits at June 30, 2012.  To compensate Brookstein and Spirits for the failure to pay dividends when due, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during the prior three and six month periods.  The Company issued Dividend Accrual Warrants totaling 1,500,000 and 3,000,000 to Brookstein and 2,250,000 and 4,500,000 to Spirits for the three and six months ended June 30, 2012, respectively.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 5 years.

For each of the three months ended June 30, 2012 and 2011, dividends related to the Series B Preferred Stock totaled $37,500. For each of the six months ended June 30, 2012 and June 30, 2011, dividends totaled $75,000.  Accrued dividends totaled $525,000 and $450,000 at June 30, 2012 and December 31, 2011, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet.

On July 1, 2012, the following transactions occurred in contemplation of the Agreement:

1.	Brookstein received 250,000,000 shares of the Company’s Common Stock in lieu of payment of accrued dividends owed to himself and Spirits as of June 30, 2012. In addition, no further dividends will be accrued.

2.	All of the issued and outstanding Dividend Accrual Warrants were exchanged for shares of the Company’s common stock.

D.  Issuance of Dividend Accrual Warrants - Series D Senior Convertible Voting Redeemable Preferred Stock (“Series D Preferred Stock”).

The Company has failed to pay dividends on the 50,000 outstanding shares of its Series D Preferred Stock.  As with the Series B Preferred Stock Discussed above, dividends may only be paid out of funds legally available for such purpose.

The Company deferred dividends totaling $1,500 and $3,000 for the three and six months ended June 30, 2012, respectively. To compensate Brookstein for the failure to pay dividends when due, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during the prior three month period. The Company issued Dividend Accrual Warrants totaling 150,000 and 300,000 for the three and six months ended June 30, 2012, respectively. The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price: $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 5 years.

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For the three months ended June 30, 2012 and 2011, dividends related to the Series D Preferred Stock totaled $1,500 and $1,286, respectively. For the six months ended June 30, 2012 and 2011, dividends related to the Series D Preferred Stock totaled $3,000 and $1,286, respectively. Accrued dividends totaled $7,286 and $4,286 at June 30, 2012 and December 31, 2011, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet.

On July 1, 2012, all of the issued and outstanding Dividend Accrual Warrants were exchanged for shares of the Company’s common stock in contemplation of the Agreement. See Note 7G.

E.  Issuance of Deferred Interest Payment Warrants.

The Company continued to fail to pay interest on the promissory notes that were previously issued to Brookstein, Ponzio and Nascap (the “Note Holders”).  To compensate the Note Holders for the failure to pay interest on their promissory notes for the three and six months ended June 30, 2012, the Company granted to such Note Holders warrants (each, a “Deferred Interest Payment Warrant”) to purchase shares of Common Stock at the rate of 100 Deferred Interest Payment Warrants for every $1 of interest not paid.  For the three and six months ended June 30, 2012, 1,950,000 and 3,900,000 Deferred Interest Payment Warrants were issued and have terms substantially identical to the Deferred Salary Warrants and Dividend Accrual Warrants. The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 1.03% - 2.01%; term: 5 years

The Company will not pay interest to the Note Holders in the third quarter of 2012.  To compensate them, the Company granted Deferred Interest Payment Warrants to purchase shares of Common Stock at the rate of 1.00 Deferred Interest Payment Warrants for every $1 of interest not paid.  The Company issued a total of 1,950,000 Deferred Interest Payment Warrants on July 1, 2012.

As discussed above, on July 1, 2012, the Note Holders waived all accrued interest owed to them. On July 1, 2012, all of the issued and outstanding deferred Interest Payment Warrants were exchanged for shares of the Company’s Common Stock in contemplation of the Agreement.

F .  Warrant Exchange Agreements.

The Company entered into separate warrant exchange agreements with Brookstein, Spirits, Garfinkel, Ponzio and Nascap to purchase an aggregate of 128.13 million shares of the Company’s Common Stock.  The warrant holders included the Company’s chairman of the board, chief executive officer and chief financial officer and a company in which such officer is the sole equity owner, as well as the Company’s former president and chief executive officer.  Each of the warrant exchange agreements were dated as of May 12, 2011 and provided for the exchange of the warrants then held by such warrant holders (the “Old Warrants”) for new warrants (the “New Warrants”).  The number of shares of Common Stock issuable upon exercise of the New Warrants is equal to the number of shares of Common Stock that were issuable upon exercise of the Old Warrants.  The Old Warrants had exercise prices ranging from $0.001 to $0.05 per share (a weighted average exercise price of $0.022 per share) and had exercise periods expiring from June 23, 2014 through March 31, 2016 (typically, five years after the date of issuance of the subject warrants).  However, the Old Warrants contained certain anti-dilution provisions which caused the effective exercise prices to be reduced to less than $0.001 per share.  The New Warrants all have an exercise price of $0.001 per share and expire on May 11, 2016.  The New Warrants contain cashless exercise provisions.  The anti-dilution provisions of the New Warrants are primarily limited to stock splits and corporate transactions involving mergers and consolidations while the Old Warrants contained anti-dilution provisions that caused the reduction in the exercise prices of the Old Warrants whenever the Company issued stock or derivative securities with an effective purchase price less than the then exercise price of the subject Old Warrants.  The Company had issued the Old Warrants in connection with the (x) accrual of dividends due on preferred stock of the Company owned by certain of the warrant holders, (y) deferral of the payment of interest due on promissory notes of the Company owned by certain of the warrant holders and (z) deferral of salary due certain of the warrant holders in their capacities as executive officers of the Company.

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As a result of the exchanges, the Company recognized a charge of $11,797 for the three and six months ended June 30, 2011, respectively, which is classified as part of interest expense.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency.  In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions at June 30, 2012: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 3.87 – 4.12 years.  The Company recognized a gain on the value of the New Warrants of $5,509 and $98 for the three and six months ended June 30, 2012, respectively. For both the three and six months ended June 30, 2011, the Company recognized a gain of $5,371.

In July 2012, the New Warrants were exchanged for shares of the Company’s Common Stock in contemplation of the Agreement. See Note 7G.

G.  Issuance of Series D Preferred Stock.

In July 2012, the Company issued 50,000 shares of Series D Preferred Stock to Brookstein in full satisfaction of the Brookstein New Note. See Note 5A.

H. Issuances in Q3 2012.

On July 1, 2012, the Company issued 249,986,100 shares of the Company’s Common Stock in exchange for all outstanding warrants.

On July 1, 2012, the Company issued 10,000,000 shares of the Company’s Common Stock in exchange for all outstanding options.

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On July 1, 2012, the Company issued Nascap 250,000,000 shares of the Company’s Common Stock in consideration for the assignment of the Nascap note and the waiving of accrued interest by Nascap.

On July 1, 2012, the Company issued Ponzio 100,000,000 shares of the Company’s Common Stock in consideration for the assignment of the Ponzio note and the waiving of accrued interest by Ponzio.

On July 1, 2012, the Company issued Garfinkel, 100,000,000 shares of the Company’s Common Stock in lieu of the payment of accrued salary totaling $380,000 as of June 30, 2012.

On July 1, 2012, the Company issued Brookstein 250,000,000 shares of the Company’s Common Stock in lieu of payments of accrued dividends.

On July 1, 2012, the Company issued a total of 200,000,000 shares of the Company’s Common Stock to vendors in consideration for extending payment terms.

Dividends

No dividends have been declared or paid on the Common Stock, and the Company does not anticipate that any dividends will be declared or paid in the foreseeable future. Dividends on the Common Stock are subordinated to dividend and liquidation rights of the holders of the Company’s Series B Senior Convertible Voting Non-Redeemable Preferred Stock and Series D Senior Convertible Voting Redeemable Preferred Stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information as of December 31, 2011 with respect to each equity compensation plan and individual compensation arrangements under which the Company’s equity securities are authorized for issuance to employees or non-employees.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	0	N/A	N/A

Equity compensation plans not approved by security holders	10,000,000	$0.026	0

Total	10,000,000	$0.026	0

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On January 4, 2008, the Company’s board of directors granted options to purchase an aggregate 40 million shares of Common Stock to three officers, including Barry M. Brookstein, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (10 million underlying shares), Dean Garkinkel, the Company’s former Chairman of the Board and Chief Executive officer (“Garfinkel”) (20 million underlying shares) and Stefan Dunigan, CCI’s former Chief Executive Officer and President (“Dunigan”) (10 million underlying shares).

Each of such options has an exercise price of $0.026 per share, the per share closing market price of the Common Stock on the date of grant. The options are terminable on the earlier of:

(i)	the first anniversary of the optionee's death;
(ii)	the date of the termination of the optionee's employment or other relationship with the Company for cause;
(iii)	the first anniversary of the date (A) on which the optionee's employment or other relationship with the Company is terminated without cause (except if such termination be by reason of death or permanent and total disability of the optionee); or (B) the optionee voluntarily terminates his employment or other relationship with the Company;
(iv)	the first anniversary of the date of Optionee's permanent and total disability, within the meaning of such term in Section 22(e) of the Internal Revenue Code; or
(v)	January 4, 2013.

The options issued to Garfinkel and Dunigan expired one year after the termination of their employment with the Company.

Financial Statements of the Company

Set forth below is a list of the financial statements of the Company which have been provided with this Information Statement.

* Page F-1 follows page 39 to this Information Statement.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

FISCAL YEAR ENDED DECEMBER 31, 2011

Overview and Recent Developments

On November 18, 2010, Agile had notified the Company that Agile deemed us to be in default under the various Agile Debentures. The default related to the Company’s failure to make interest payments under the Agile Debentures, which totaled $281,939 as of October 31, 2010, the most recent interest payment date under the Agile Debentures. The Company had five business days in which to cure such default. The Company failed to cure the default and, effective November 23, 2010, an Event of Default under the Agile Debentures was deemed to have occurred. The occurrence of an Event of Default resulted in the acceleration of all amounts due under the Agile Debentures. We had previously granted Agile a first priority security interest in all of our assets. In addition, CCI and Execuserve guaranteed all of our obligations under the Agile Debentures and granted Agile a first priority security interest in all of their respective assets. Accordingly, upon the occurrence of the Event of Default, Agile was entitled to enforce its rights as a secured lender, including the right to foreclose on all of the assets of the Company, CCI and Execuserve (collectively, the “Collateral”), up to the amount owing under the Agile Debentures. The Surrender Agreement contemplated that Agile accept the Collateral in full satisfaction of the indebtedness evidenced by the Agile Debentures and that the Company, CCI and Execuserve surrender, assign and transfer to Agile the Collateral in full satisfaction of the indebtedness evidenced by the Agile Debentures. The acceptance, surrender, assignment and transfer of the Collateral were deemed effective as of the date of the Surrender Agreement. Accordingly, effective as of December 1, 2010, all of the assets of the Company, CCI and Execuserve were surrendered, assigned and transferred to Agile and our obligations under the Agile Debentures were deemed fully satisfied. As a result, the Company’s operating businesses are reflected as discontinued operations.

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company. No assurance can be given that the Company will be successful in identifying or negotiating with any target company.

Critical Accounting Policies

The Company’s consolidated financial statements and related public information are based on the application of generally accepted accounting principles in the United States (“GAAP”). The Company’s significant accounting policies are summarized in Note 2 to its annual consolidated financial statements. While all of these significant accounting policies impact its financial condition and results of operations, the Company views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements. The Company’s critical accounting policies are discussed below.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation Arrangements

The Company accounts for stock-based compensation arrangements in accordance with guidance provided by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

From time to time, the Company’s shares of common stock and warrants have been issued as payment to employees and non-employees for services. These are non-cash transactions that require management to make judgments related to the fair value of the shares issued, which affects the amounts reported in the Company’s consolidated financial statements for certain of its assets and expenses.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board's ("FASB") Accounting Standard Codification ("ASC") 740 "Income Tax". ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has adopted the provisions of FASB ASC 740-10-05 “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

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Results of Operations for Year Ended December 31, 2011 (“2011”) Compared to the Year Ended December 31, 2010 (“2010”)

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continued losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern.

The Company’s primary need for cash during the next twelve months is to fund payments of operating costs. Historically, the Company has relied upon private debt and equity financing to fund its operations and expects to continue to do so. Our auditors included a “going concern” qualification in their auditors’ report for the year ended December 31, 2011. Such “going concern” qualification may make it more difficult for us to raise funds when needed. The current economic environment is impacting the Company’s ability to obtain any needed financing. No assurance can be given that financing will be available when needed or, if available, such financing will be on terms beneficial to the Company.

Continuing Operations

As a result of the Surrender of Collateral, the Company’s operating businesses were classified as discontinued operations. Operating expenses represent those incurred primarily to enable the Company to satisfy the requirements of a reporting company.

The Company incurred a loss from continuing operations of $543,588 in 2011 and $1,221,036 in 2010.

Selling and general and administrative expenses consist primarily of officer’s salary and professional fees for accounting and auditing services, legal fees and consulting services. Selling and general and administrative expenses amounted to $447,320 in 2011 and $348,588 in 2010. Operating expenses consist of the following for the years ended December 31, 2011 and 2010.

	2011	2010
Officer’s salary	$240,000	$240,000
Payroll taxes and insurance	32,303	15,963
Professional fees	112,861	60,500
Other	62,156	32,125
Total	$447,320	$348,588

Interest expense decreased by $542,523 to $109,213 for 2011 from $651,736 for 2010. This decrease is primarily related to the Surrender of Collateral on the Agile Debentures in December 2010.

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The Company’s loan cost amortization and related financing expense, including amortization of loan discount, was $0 for 2011 compared to $220,712 for 2010. Deferred loan costs and loan discount amortized during 2010 were related to the debentures that were issued to Agile.

Discontinued Operations

The results of the discontinued operations for the year ended December 31, 2010 are as follows:

Total revenues	$1,108,356
Cost of revenues, operating and interest expenses	1,985,415
Loss from operations	$(877,059)

In addition, as a result of the Surrender of Collateral, the Company recognized a gain of $1,413,255 in the year ended December 31, 2010. In 2011, the Company wrote-off the loans and accrued interest due to the former stockholders of Execuserve in the amount of $153,003. Such write-off was recognized as a gain on the Surrender of Collateral for the year ended December 31, 2011.

For the reasons set forth above, the Company’s 2011 net loss decreased by $294,255 to $390,585 in 2011 from $684,840 in 2010.

Dividends of $150,000 were accrued on the Series B Preferred Stock for both 2011 and 2010. Dividends of $4,286 were accrued on the Series D Preferred Stock in 2011. Series D Preferred Stock was issued in March 2011 and April 2011. The dividends are taken into account when computing loss per common share. The Company has failed to pay dividends on the outstanding shares of its Series B Preferred Stock and Series D Preferred Stock in 2011 and 2010. Dividends on the Preferred Stock may only be paid out of funds legally available for such purpose. Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution. Accrued dividends total $454,286 at December 31, 2011.

The Company’s annual effective tax rate was estimated to be 0% for both 2011 and 2010. Accordingly, no tax benefit or cost was recognized in either of such periods. During the current and prior year, the Company did not record an income tax benefit for net deferred tax assets generated due to the uncertainty of their realization.

Warrant Exchange

On May 12, 2011, the Company exchanged warrants (the “Old Warrants”) to purchase an aggregate of 128.13 million shares of our Common Stock, with exercise prices ranging between $0.05 and $0.001 per share and expiration dates between June 23, 2014 and March 31, 2016, for new warrants (the “New Warrants”) to purchase the same number of shares of our common stock at an exercise price of $0.001 per share and having an expiration date of May 11, 2016. The New Warrants, which all expire on May 11, 2016, permit “cashless exercise,” a right which was not provided for in the Old Warrants. The New Warrants also contain anti-dilution provisions that are not as advantageous to the warrant holders as the anti-dilution provisions applicable to the Old Warrants.

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As a result of the exchanges, the Company recognized a charge of $11,797 for the year ended December 31, 2011, which is classified as part of interest expense.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency. In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations. The Company valued these issuances using the Black-Scholes option pricing model. The Company recognized a gain on the value of the New Warrants of $12,945 for the year ended December 31, 2011.

Liquidity and Capital Resources

At December 31, 2011, we had a cash balance of $529 compared to $19,014 at December 31, 2010.

Cash used in operating activities of $59,993 for the year ended December 31, 2011. The decrease in cash was primarily attributable to funding the loss for the year.

Net cash provided by financing activities was $41,508 for the year ended December 31, 2011. The Company received $50,000 from the issuance of its newly created Series D Preferred Stock, proceeds from loans from Brookstein of $11,775 and repaid $20,267 of short term and demand loans.

The Company’s primary need for cash during the next twelve months is to fund payments of operating costs. In addition, the Company is presently in negotiations to obtain additional financing to fund operations. On April 26, 2011, the Company extended its investment banking agreement with Cresta Capital Strategies, LLC to April 26, 2012. As a retainer, the Company issued a five-year warrant to purchase 50 million shares of the Company’s Common Stock at an exercise price of $0.001 per share.

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company. The Company’s expected expenses are comprised of operating expenses related to the business plan as well as those that enable the Company to satisfy the requirements of a reporting company. No assurance can be given that financing will be available when needed or, if available, such financing will be on terms beneficial to the Company.

Recent financing transactions other than with Agile include the following:

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The Company’s loan from Nascap Corp. (“Nascap”) was modified in March 2009, increasing funding up to $750,000 at the lender’s discretion. The original loan amount was $150,000. The greatest amount of principal outstanding under the loan facility was $350,000, which is the balance owed at December 31, 2011.

Agreements with two additional lenders were modified on June 24, 2009. Brookstein had loaned the Company an aggregate of $50,000 during the 2009 first fiscal quarter, and a second lender loaned the Company $150,000 in April 2006. Both notes continue to bear interest at 18% per annum, payable monthly in arrears. The extended maturity dates on the modified notes were January 1, 2012. Both notes are now due on demand as the Company did not repay the notes.

In the fourth quarter of 2011, Brookstein loaned the Company $11,775 for working capital purposes. The loans are non-interest bearing and are due on demand.

In addition, due to cash flow difficulties, the Company has issued warrants to various officers and other companies and individuals as follows:

Issuance of Deferred Salary Warrants

Brookstein (and Garfinkel before his resignation from the Company) have been deferring all or a portion of their salaries since January 1, 2009. The amount of deferred salaries totaled $1,010,000 as of December 31, 2011, consisting of $630,000 due Brookstein and $380,000 due Garfinkel. Warrants have been issued on a quarterly basis. See Note 11F of the Consolidated Financial Statements.

Issuance of Deferred Dividend Warrants

The Company has failed to pay dividends on the outstanding shares of its Series B Preferred Stock and Series D Preferred Stock in 2011 and 2010. Warrants have been issued to both Brookstein and Spirits Management Inc. (“Spirits”) on a quarterly basis. See Note 11G of the Consolidated Financial Statements.

Issuance of Deferred Interest Payment Warrants

Commencing in the fourth quarter of 2009, the Company failed to pay interest on the promissory notes that were previously issued to Brookstein, Henry Ponzio and Nascap (the “Note Holders”). To compensate the Note Holders for the failure to pay interest on their promissory notes, the Company granted to such Note Holders warrants on a quarterly basis. See Note 11H of the Consolidated Financial Statements.

Off -Balance Sheet Arrangements

As of December 31, 2011, there were no off balance sheet arrangements.

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SIX MONTHS ENDED JUNE 30, 2012

Results of Operations for the Three and Six Months Ended June 30, 2012 (“2012”) Compared to the Three and Six Months Ended June 30, 2011 (“2011”)

Selling and general and administrative expenses consist primarily of officer’s salary and professional fees for accounting and auditing services, legal fees and insurance costs.  Selling and general and administrative expenses for the three months ended June 30, 2012 and 2011 amounted to $124,993 and $131,487, respectively. For the six months ended June 30, 2012 and 2011, selling, general and administrative expenses amounted to $252,156 and $252,421, respectively. Operating expenses consist of the following for the three and six months ended June 30, 2012 and 2011.

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the six months ended June 30, 2012	For the six months ended June 30, 2011
Officer’s salary	$60,000	$60,000	$120,000	$120,000
Payroll taxes and insurance	4,837	10,421	14,933	19,663
Professional fees	17,625	45,023	69,500	73,586
Other	42,531	16,043	47,723	39,172

Total	$124,993	$131,487	$252,156	$252,421

For the three months ended June 30, 2012 and 2011, interest expense amounted to $19,966 and $46,414, respectively. Interest expense for the six months ended June 30, 2012 and 2011 amounted to $39,721 and $68,298, respectively. Interest expense relates primarily to amounts owed on our various debt arrangements.

For the reasons set forth above, the Company’s 2012 net loss for the three month period decreased by $33,080 to $139,450 in 2012 from $172,530 in 2011 and for the six months decreased by $23,569 to $291,779 in 2012 from $315,348 in 2011.

Dividends of $39,000 and $78,000 were accrued on the Series B Preferred Stock and Series D Preferred Stock for the three and six months ended June 30, 2012.  Dividends of $38,786 and $76,286 were accrued on the Series B Preferred Stock and Series D Preferred Stock for the three and six months ended June 30, 2011. The dividends are taken into account when computing loss per common share.  Accrued dividends total $525,000 at June 30, 2012.

The Company’s annual effective tax rate was estimated to be 0% for both 2012 and 2011. Accordingly, no tax benefit or cost was recognized in either of such periods.  During the current and prior periods, the Company did not record an income tax benefit for net deferred tax assets generated due to the uncertainty of their realization.

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Warrant Exchange

On May 12, 2011, the Company exchanged warrants (the “Old Warrants”) to purchase an aggregate of 128.13 million shares of our Common Stock, with exercise prices ranging between $0.001 and $0.05 per share and expiration dates between June 23, 2014 and March 31, 2016, for new warrants (the “New Warrants”) to purchase the same number of shares of our common stock at an exercise price of $0.001 per share and having an expiration date of May 11, 2016.  The New Warrants, which all expire on May 11, 2016, permit “cashless exercise,” a right which was not provided for in the Old Warrants.  The New Warrants also contain anti-dilution provisions that are not as advantageous to the warrant holders as the anti-dilution provisions applicable to the Old Warrants.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency.  In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations.  The Company valued these issuances using the Black-Scholes option pricing model. The Company recognized a gain on the value of the New Warrants of $5,509 and $98 for the three and six months ended June 30, 2012, respectively. For both the three and six months ended June 30, 2011, the Company recognized a gain of $5,371.

Liquidity and Capital Resources

At June 30, 2012 we had a cash balance of $279 compared to $529 at December 31, 2011.

Cash used in operating activities of $57,564.  The decrease in cash was primarily attributable to funding the loss for the period.

Net cash provided by financing activities was $57,314.  The Company received working capital loans of $57,314 including loans from Brookstein of $1,314.

The Company’s primary need for cash during the next twelve months is to fund payments of operating costs. In addition, the Company is presently in negotiations to obtain additional financing to fund operations.

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company. The Company’s expected expenses are comprised of operating expenses related to the business plan as well as those that enable the Company to satisfy the requirements of a reporting company. No assurance can be given that financing will be available when needed or, if available, such financing will be on terms beneficial to the Company.

Off-Balance Sheet Arrangements

As of June 30, 2012, there were no off-balance sheet arrangements.

38

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented in this Information Statement nor delivered with this Information Statement. Such documents are available to any person, including any beneficial owner of Common Stock, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to the Company’s Corporate Secretary, at 780 New York Avenue - Suite A, Huntington, New York 11743, telephone (516) 656-4197.

The Company files annual, quarterly and special reports and other information with the SEC. Certain of the Company’s SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Dated: September 11, 2012

By Order of the Board of Directors of Compliance Systems Corporation,

Barry M. Brookstein, Secretary

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Compliance System Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Compliance System Corporation and Subsidiaries (the "Company") as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered continued losses from operations since inception, and as of December 31, 2011, had stockholders’ and working capital deficiencies of $3,064,998 and $3,064,733, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York

April 16, 2012

F-1

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS

Current Assets:
Cash	$529	$19,014
Accounts receivable, net	-	30,085
Prepaid expenses and other current assets	-	26,111
Total Current Assets	529	75,210
Total Assets	$529	$75,210

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Short-term and demand notes payable	$474,500	$442,189
Accounts payable and accrued expenses	1,287,054	1,051,767
Accrued officers' compensation	1,010,000	770,000
Notes and loans payable - related parties - current portion	82,958	115,492
Current maturities of long-term debt	210,750	184,683
Total Current Liabilities	3,065,262	2,564,131

Warrant liability	265	-
Notes and loans payable - related parties - net of current portion	-	93,457

Total Liabilities	3,065,527	2,657,588

Commitments and Contingencies

Stockholders' Deficiency:
Convertible Preferred Stock, $0.001 par value:
Series A: 2,500,000 shares authorized, 2,293,750 shares issued and outstanding	2,294	2,294
Series B: 1,500,000 shares authorized, 1,250,000 shares issued and outstanding	1,250	1,250
Series C: 2,000,000 shares authorized, 1,828,569 shares issued and outstanding	1,829	1,829
Series D: 100,000 shares authorized, 50,000 shares issued and outstanding	50	-
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 281,783,997 shares issued and outstanding	281,783	281,783
Additional paid-in capital	5,959,649	6,051,734
Accumulated deficit	(9,311,853)	(8,921,268)
Total Stockholders' Deficiency	(3,064,998)	(2,582,378)

Total Liabilities and Stockholders' Deficiency	$529	$75,210

See Accompanying Notes to Consolidated Financial Statements

F-2

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010

Revenues	$-	$-
Operating Expenses:
Selling, general and administrative expenses	447,320	348,588
Operating Loss	(447,320)	(348,588)

Interest expense (including amortization of loan costs and related financing expenses)	(109,213)	(872,448)
Warrant fair value adjustment	12,945	-
Loss From Continuing Operations	(543,588)	(1,221,036)

Income (Loss) From Discontinued Operations:
Loss from operations	-	(877,059)
Gain on surrender of collateral of discontinued operations	153,003	1,413,255
Total Income (Loss) From Discontinued Operations	153,003	536,196

Net Loss	(390,585)	(684,840)

Preferred Dividends	154,286	150,000

Net Loss Attributable to Common Shareholders	$(544,871)	$(834,840)

Basic and Diluted Per Share Data:
Loss from continuing operations	$0.00	$0.00
Loss from discontinued operations	0.00	0.00
Net loss	$0.00	$0.00

Weighted Average Shares Outstanding -
Basic and Diluted	281,783,997	272,763,087

See Accompanying Notes to Consolidated Financial Statements

F-3

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

Years Ended December 31, 2011 and 2010

	Preferred Stock				Common Stock		Additional
	Series	Series	Series	Series			Paid-in	Accumulated
	A	B	C	D	Shares	Amount	Capital	Deficit	Total
Balances, January 1, 2010	$2,294	$1,250	$1,829	$-	194,611,662	$194,612	$5,738,510	$(8,236,428)	$(2,297,933)

Common stock issued for services	-	-	-	-	5,750,000	5,750	25,625	-	31,375
Common stock issued for debt discount	-	-	-	-	8,400,000	8,400	25,560	-	33,960
Common stock issued for loan costs	-	-	-	-	23,000,000	23,000	101,200	-	124,200
Common stock issued for acquisition	-	-	-	-	48,029,780	48,029	211,332	-	259,361
Common stock issued for retention of employees - net	-	-	-	-	1,992,555	1,992	13,276	-	15,268
Issuance of warrants for services	-	-	-	-	-	-	53,962	-	53,962
Issuance of warrants for conversion of accounts payable	-	-	-	-	-	-	39,657	-	39,657
Stock issuance costs	-	-	-	-	-	-	(7,388)	-	(7,388)
Preferred dividends	-	-	-	-	-	-	(150,000)	-	(150,000)
Net loss	-	-	-	-	-	-	-	(684,840)	(684,840)
Balances at December 31, 2010	2,294	1,250	1,829	-	281,783,997	281,783	6,051,734	(8,921,268)	(2,582,378)

Reclassification of warrants to liability	-	-	-	-	-	-	(1,413)	-	(1,413)
Issance of Series D Preferred	-	-	-	50	-	-	49,950	-	50,000
Preferred dividends	-	-	-	-	-	-	(154,286)	-	(154,286)
Stock based compensation	-	-	-	-	-	-	13,664	-	13,664
Net loss	-	-	-	-	-	-	-	(390,585)	(390,585)
Balances at December 31, 2011	$2,294	$1,250	$1,829	$50	281,783,997	$281,783	$5,959,649	$(9,311,853)	$(3,064,998)

See Accompanying Notes to Consolidated Financial Statements.

F-4

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(390,585)	$(684,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on surrender of collateral of discontinued operations	(153,003)	(1,413,255)
Interest/penalty accrued and not paid or imputed	83,304	459,176
Share based payments	13,665	85,337
Warrant exchange	11,797	-
Warrant fair value adjustment	(12,945)	-
Cancellation of insurance financing for nonpayment	(17,422)	-
Bad debt expense	1,324	61,172
Depreciation and amortization	-	78,291
Amortization of deferred charges and debt discount	-	220,712
Retention shares issued as part of acquisition	-	14,371
Changes in assets and liabilities:
Accounts receivable	28,761	(10,115)
Prepaid expenses and other current assets	54,110	137,776
Security deposits	-	7,056
Accounts payable and accrued expenses	81,001	90,114
Accrued officers' compensation	240,000	435,000
Deferred service revenue	-	(53,670)
Total adjustments	330,592	111,965
Net Cash Used in Operating Activities	(59,993)	(572,875)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term and demand loans	(20,267)	(55,230)
Proceeds from loans from related party	11,775	-
Proceeds from issuances of preferred stock	50,000	-
Proceeds from issuance of secured convertible debentures	-	700,000
Stock issuance costs	-	(7,388)
Loan costs paid in cash	-	(71,688)
Net Cash Provided By Financing Activities	41,508	565,694

NET DECREASE IN CASH	(18,485)	(7,181)
CASH - Beginning of Year	19,014	26,195
CASH - End of Year	$529	$19,014

SUPPLEMENTAL INFORMATION:
Cash Paid During the Year for:
Interest	$449	$70,800

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of warrants to a liability	$1,413	$-
Preferred dividends declared and accrued, but not paid	$154,286	$150,000
Insurance premium financed	$27,999	$39,155
Value of common stock issued for debt repayment/services/future services	$-	$43,039
Issuance of shares as a debt discount	$-	$33,960
Loan costs paid in stock	$-	$124,200
Value of common stock issued for acquisition	$-	$259,361
Cancellation of retention shares	$-	$11,568
Value of warrant issued for conversion of accounts payable	$-	$39,657
Net liabilities forgiven under Agile Surrender of Collateral	$-	$1,413,255

See Accompanying Notes to Consolidated Financial Statements

F-5

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization, Business Description and Going Concern

A.	Organization and Business Description

Compliance Systems Corporation (the “Company”) was incorporated in Nevada on November 17, 2003 under the name “GSA Publications, Inc.” (“GSA”). On February 10, 2006, the Company’s business predecessor, Compliance Systems Corporation, a corporation incorporated in Delaware on November 7, 2002 (“CSC”) pursuant to a corporate reorganization of several closely related companies that had commenced operations in December 2001, was merged with and into GSA (the “CSC/GSA Merger”). CSC was treated as the surviving corporation of the CSC/GSA Merger for accounting purposes due to the fact that the prior owners of CSC acquired approximately 85% of the surviving corporation’s stock as a result of the CSC/GSA Merger. Following the effectiveness of the CSC/GSA Merger, the surviving corporation changed its name to “Compliance Systems Corporation” and, directly and through the Company’s wholly-owned subsidiaries, began operating the businesses previously conducted by CSC. Unless the context otherwise implies, the term “Company” in these financial statements includes Company and its wholly-owned subsidiaries on a consolidated basis.

On December 1, 2010, the Company entered into and consummated the transactions contemplated by an Agreement and Consent to Surrender of Collateral (“Surrender of collateral”) with Agile Opportunity Fund LLC (“Agile”).  As a result, the Company’s operating businesses are reflected as discontinued operations.  See Note 6 for a further discussion of the Surrender of Collateral and Note 14 for a further discussion of discontinued operations.

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company. No assurance can be given that the Company will be successful in identifying or negotiating with any target company.

Prior to the Surrender of Collateral, the Company operated its principal businesses through two of its subsidiaries, Call Compliance, Inc. (“CCI”) and Execuserve Corp. (“Execuserve”).  CCI provided compliance technologies, methodologies and services to the teleservices industry. The business of Execuserve Corp. provided organizations who are hiring employees with tests and other evaluation tools and services to assess and compare job candidates.

B.	Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered continued losses from operations since its inception. At December 31, 2011, the Company had stockholders’ and working capital deficiencies of $3,064,998 and $3,064,733, respectively.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

2.	Summary of Significant Accounting Policies

A.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation.

B.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.	Concentration of Credit Risk

The Company keeps its cash account with one financial institution. The balance is fully insured by the Federal Deposit Insurance Corporation.

C.	Accounts Receivable

Accounts receivable are reviewed at the end of each reporting period to determine the collectability based upon the aging of the balances and the history of the customer. Based on management’s evaluation of collectibility, an allowance for doubtful accounts of $71,207 and $69,883 at December 31, 2011 and 2010, respectively, had been provided applicable to certain peripheral service and commission receivables.

D.	Property and Equipment

Property and equipment was stated at cost.  These assets were depreciated on a straight-line basis over their estimated useful lives (generally two to five years).  Leasehold improvements were amortized over 39 to 55 months.

Property and equipment also included the capitalized cost of internal-use software, including software used to upgrade and enhance processes supporting the Company’s business. The Company capitalizes costs incurred during the application development stage related to the development of internal-use software and amortized these costs over the estimated useful life of five years.

Depreciation and amortization expense was $0 and $28,345 for the years ended December 31, 2011 and 2010, respectively, and was included in discontinued operations.

E.	Intangible Assets

Intangible assets were amortized on a straight-line basis over the period during which the asset were expected to contribute directly or indirectly to cash flows of the entity (useful lives).

Amortization expense was $0 and $49,946 for the years ended December 31, 2011 and 2010, respectively, and was included in discontinued operations.

F.	Amortization of Deferred Loan Costs

Deferred loan costs were amortized over the terms of the respective debt instruments.

G.	Fair Value of Financial Instruments

Substantially all of the Company’s financial instruments, consisting primarily of cash, accounts receivable, accounts payable and accrued expenses and all debt, are carried at, or approximate, fair value because of their short-term nature or because they carry market rates of interest.

F-7

H.	Stock Based Compensation Arrangements

The Company accounts for stock-based compensation arrangements in accordance with guidance provided by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”).  This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements.  These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

From time to time, the Company’s shares of common stock and warrants have been issued as payment to employees and non-employees for services. These are non-cash transactions that require management to make judgments related to the fair value of the shares issued, which affects the amounts reported in the Company’s consolidated financial statements for certain of its assets and expenses.

I.	Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board's ("FASB") Accounting Standard Codification ("ASC") 740 "Income Tax". ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has adopted the provisions of FASB ASC 740-10-05 “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At December 31, 2011 and 2010, the Company had no material unrecognized tax benefits.

J.	Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share gives effect to dilutive convertible securities, options, warrants and other potential common stock outstanding during the period, only in periods in which such effect is dilutive. The following securities have been excluded from the calculation of net loss per share, as their effect would be anti-dilutive:

	December 31, 2011	December 31, 2010
Preferred stock	587,231,900	537,231,900
Warrants	219,436,100	122,607,500
Stock options	10,000,000	40,000,000

K.	Subsequent Events

Management has evaluated subsequent events through the date of this filing.

L.	Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying consolidated financial statements.

F-8

3.	Merger

The Company entered into an Agreement and Plan of Merger, dated as of February 5, 2010 (the “Merger Agreement”) with Execuserve Corp., a Virginia corporation (“Execuserve”), CSC/Execuserve Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of the Company (“Merger Sub”), W. Thomas Eley (“Eley”), James A. Robinson, Jr. (“Robinson”) and Robin Rennockl (“Rennockl”).

The Merger Agreement included, among other matters, the consummation of the following transactions:

(a)	merger (the “Merger”) of Merger Sub with and into Execuserve, with Execuserve being the surviving corporation and wholly-owned by the Company;
(b)	issuance of an aggregate of 19,915,285 shares (each, a “Merger Share”) of Company Common Stock in exchange for all of the issued and outstanding common and preferred stock of Execuserve (collectively, (the “Execuserve Shares”);
(c)	issuance of an additional 28,114,495 shares (each, a “Exchanged Debt Share”) of Company Common Stock in exchange for certain outstanding debt of Execuserve in the aggregate principal amount of $647,000 (the “Execuserve Exchanged Debt”);
(d)	issuance of an aggregate 7,970,220 shares (each, a “Retention Share”) of Company Common Stock to certain employees of Execuserve, including Robinson, who is to receive 3,170,220 Retention Shares, and Rennockl, who is to receive 4,000,000 Retention Shares; Robin Rennockl’s position as Vice President of Sales was eliminated as a cost containment measure effective May 31, 2010. In accordance with the termination agreement, Ms Rennockl fully vested into 1,000,000 shares of the Company Common Stock. The remaining 3,000,000 shares that Ms. Rennockl was to receive as retention shares were cancelled.
(e)	satisfaction of certain other debt (the “Satisfied Debt”) of Execuserve, including approximately $28,000 owed to Eley relating to charges made on Eley’s personal credit card for Execuserve’s benefit and on a corporate charge card account which Eley had personally guaranteed the payment of all charges on such account;
(f)	Execuserve retaining Eley as a consultant pursuant to a written consulting agreement;
(g)	Execuserve retaining Robinson as its chief executive officer and president pursuant to a written Employment Agreement;
(h)	Execuserve retaining Rennockl as its Vice President of Sales pursuant to a written Employment Agreement; Robin Rennockl’s position as Vice President of Sales was eliminated as a cost containment measure effective May 31, 2010.
(i)	Eley being elected to the Company’s Board of Directors. On June 14, 2010, the Company accepted a written resignation of Ely from his position as a director of the Company.
(j)	all of the Merger Shares, Exchanged Debt Shares and Retention Shares being subject to lock-up arrangements pursuant to which each of the recipients of such shares would be entitled to sell or otherwise dispose of up to 25% of the shares such recipient received beginning six months following the effective date of the Merger, up to 50% of the shares such recipient received beginning twelve months following the effective date of the Merger, up to 75% of the shares such recipient received beginning eighteen months following the effective date of the Merger and all of the shares such recipient received beginning 24 months following the effective date of the Merger.

The Merger became effective on February 9, 2010. As a result of the Merger’s effectiveness, among other matters, (i) the Company became obligated to issue all of the Merger Shares, Exchanged Debt Shares and Retention Shares, (ii) the Company tendered payment in full against the Satisfied Debt, (iii) Execuserve retained Eley as a consultant, Robinson as its Chief Executive Officer and President and Rennockl as its Vice President of Sales. The Eley consulting agreement was mutually terminated effective May 31, 2010. On June 15, 2010, Execuserve Corp entered into an Independent Sales Representative Agreement with EPC, LLC, a Virginia limited liability company of which Eley is a principal member, (iv) the Execuserve Exchanged Debt was satisfied, and (v) Eley became a member of the Company’s Board of Directors.

The Company calculated the purchase price of the acquisition in accordance with the provisions of ASC 805, “Business Combinations” at an aggregate of $1,099,059, which was derived from two components of the purchase consideration as follows:  (1) the value of the debt and equity shares was valued at $259,361 ($0.0054 per share of the Company’s common stock exchanged as quoted on the Over-the-Counter Bulletin Board on the effective date of the transaction); and (2) $839,698 of assumed liabilities.

F-9

The Company recorded the following Execuserve assets at fair value:

Current assets	$1,921
Brand names	124,486
Non-compete agreements	33,022
ERP systems	250,168
Goodwill	689,462
Total assets acquired	$1,099,059

The Company recorded the 7,970,220 Retention Shares for retention of key personnel as a prepaid expense in the amount of $43,039 ($0.0054 per share of the Company Common Stock exchanged as quoted on the Over-the-Counter Bulleting Board on the effective date of the transaction).  The prepaid share based compensation is being expensed over the 24 month service period. On May 31, 2010, the Company eliminated the position of Vice President - Execuserve Corp. - Sales held by Robin Rennockl.  In consideration for the termination of her employment and, in satisfaction of any claims as provided in her employment agreement, the Company immediately vested 1,000,000 of her 4,000,000 Retention Share issuance.  The remaining 3,000,000 shares were cancelled.

The Company incurred $182,463 in costs to complete the Execuserve Merger transaction.  The Company capitalized $44,376 to deferred loan costs relating to the amendment and restatement of the then outstanding debentures of the Company and Execuserve (See Note 6).  The Company recorded $7,388 as stock issuance costs.  The Company expensed the remaining $130,699 as incurred; $48,055 was expensed during the year ended December 31, 2009 and $82,644 was expensed during the three months ended March 31, 2010.

In consideration for their agreeing to subordinate their existing security interests to the security interest of Agile, effective as of February 9, 2010, the Company issued 1 million shares of Company Common Stock to Barry Brookstein (“Brookstein”), the Company’s Chief Financial Officer at the time of the Merger (now the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer), 3 million shares of Company Common Stock to Henry Ponzio (“Ponzio”) and 7 million shares to Nascap Corp. (“Nascap”).  Collectively, these security interest holders owned $550,000 of debt of the Company as of the time of the Merger.

In connection with the consummation of the Merger, the Company issued to Summit Trading Limited (“Summit”) 12 million shares of Company Common Stock as consideration for services rendered with respect to the Merger Agreement in addition to shares of Company Common Stock previously issued to Summit.

On December 1, 2010, the Company entered into and consummated the transactions contemplated by an Agreement and Consent to Surrender of Collateral with Agile.  As a result, the Company’s operating businesses are reflected as discontinued operations including the operations of Execuserve.  See Note 6 for a further discussion of the Surrender of Collateral and Note 14 for a further discussion of discontinued operations.  As a result of this transaction, the Company cancelled 2,977,665 Retention Shares issued to certain Execuserve employees.

The following represented the unaudited condensed pro forma financial results of the Company as if the acquisition of Execuserve had occurred as of January 1, 2010.  Unaudited condensed pro forma results were based upon accounting estimates and judgments that the Company believed were reasonable.  The unaudited condensed pro forma results also included adjustments to interest expense as all existing convertible notes and bridge loans of Execuserve were repaid or converted to Company common stock upon consummation of the Execuserve merger.  The condensed pro forma results were not necessarily indicative of the actual results of operations of the Company had the acquisition occurred at January 1, 2010, nor does it purport to represent the results of operations for future periods.

Current assets Total revenues (included in discontinued operations)	$1,141,020
Net loss attributable to common stockholders	(873,375)
Loss per share	0.00

F-10

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2011	2010
Accounts payable	$707,040	$632,562
Accrued dividends (see Note 11)	454,286	300,000
Accrued expenses and other current liabilities	125,728	119,205
Total	$1,287,054	$1,051,767

Accounts payable includes $21,955 and $287 owed to Brookstein at December 31, 2011 and 2010, respectively.

5.	Short-Term and Demand Notes Payable

Short-term and demand notes payable consist of the following:

	December 31,
	2011	2010

Nascap Corp. and accrued interest (A)	$444,500	$402,500
John Koehler (B)	30,000	30,000
Insurance premium financing (C)	-	9,689
Pretec, Inc. (D)	-	-
Total	$474,500	$442,189

A.	Secured Demand Note – Nascap Corp.

In September 2006, CCI executed a secured $150,000 promissory note and related security agreement with Nascap.  Interest at 12% per annum was payable monthly in arrears and the note principal was due on demand.  The note was collateralized by the accounts receivable of the principal subsidiary and was unconditionally guaranteed by the Company.

As of March 31, 2009, the Company entered into a Loan Modification Agreement with Nascap.  The original Nascap note was amended and restated as a revolving line of credit promissory note (“Nascap Restated Note”) in the principal amount not to exceed $750,000.  The Nascap Restated Note contains the same terms and conditions as the original note, except for the revolving line of credit nature of the debt.  As consideration for entering into the Loan Modification Agreement, the Company agreed to issue Nascap twenty Class A and twenty Class B warrants for each $1.00 of principal outstanding under the Nascap Restated Note on April 30, 2009.  Each Class A and Class B warrant entitles the holder to purchase one share of the Company’s common stock at $0.05 per share.  The Class B warrants require the holder to pay the exercise price in the form of cancellation of amounts outstanding under the Nascap Restated Note prior the payment of the exercise price in the form of cash.  Accrued and unpaid interest on the Nascap note totaled $94,500 and $52,500 at December 31, 2011 and 2010, respectively. At both December 31, 2011 and 2010, $350,000 was outstanding on this note.

B.	Promissory Note – John Koehler (“Koehler”)

On October 1, 2003, the predecessor to Execuserve issued a $150,000 non-interest bearing promissory note to Koehler, an investor in the predecessor.  The note was amended on October 25, 2004.  Upon the acquisition of Execuserve by the Company, Koehler was owed $37,000.  The balance owed is being paid in monthly installments of $1,000.  The Company is in default as it has not made a payment since September 2010.  The balance due to Koehler at both December 31, 2011 and 2010 totaled $30,000.

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C.	Insurance Premium Financing

At December 31, 2010, the Company had an outstanding balance of $9,689 on a loan utilized to fund certain financed insurance premiums.  The loan was repaid in 2011.  In 2011, the Company received a new loan totaling $27,999 to fund certain insurance premiums.  The loan was payable over a nine-month term.  At September 30, 2011, the loan balance was $17,422. In October 2011, the policy was cancelled for the non-payment of the loan. At December 31, 2011, the loan balance was $0.

D.   Note Payable – Pretect, Inc. (“Pretec”)

The Pretect obligation arose from consulting services provided by Pretect in connection with the Company’s review of its internal control over financial reporting and disclosure controls and procedures.  The Pretect Note provided for no interest (except in the event of default) and repayment of the principal amount in twelve equal monthly installments commencing on April 1, 2009.  The note was repaid in 2010.

6.	Secured Convertible Debentures

A.	Agile Original 2008 Debentures –

On May 6, 2008, the Company entered into a Securities Purchase Agreement (the “Agile Purchase Agreement”) with Agile. The Agile Purchase Agreement contemplated the Company’s immediate sale to Agile of a secured convertible debenture of the Company (the “Initial Original Agile Debenture”) in the original principal amount of $300,000 and having a maturity date of November 6, 2009, and a potential sale of a second secured convertible debenture (the “Additional Original Agile Debenture” and, collectively with the Initial Original Agile Debentures, the “Agile Original 2008 Debentures”) in the same original principal amount and having the same maturity date as the Initial Original Agile Debenture. The purchase price of each of the Agile Original 2008 Debentures was $300,000. The Agile Purchase Agreement further provided that, for no further consideration, the Company issue to Agile 3 million shares (each, an “Initial Original Equity Incentive Share”) of Company common stock in connection with the sale and issuance of the Initial Original Agile Debenture and an additional 2 million shares (each, an “Additional Original Equity Incentive Share” and, collectively with the Initial Original Equity Incentive Shares, the “Agile Original Equity Incentive Shares”) of Company common stock in connection with the sale and issuance of the Additional Original Agile Debenture.

The Agile Original 2008 Debentures bore interest at the rate of 15% per annum, payable monthly, although the Agile Original 2008 Debentures further provide that, in addition to interest, Agile was entitled to an additional payment, at maturity or whenever principal is paid, such that Agile’s annualized return on the amount of principal paid equals 30%.

Effective as of January 31, 2009, the Company entered into an Agreement to Amend and Restate with Agile pursuant to which the Agile Original 2008 Debentures were amended to allow the Company, in certain circumstances, a five business day cure period prior to the formal declaration of an “Event of Default.” Prior to this amendment, Agile was not required to formally notify the Company before the declaration of an Event of Default.

Effective as of February 5, 2010, the Agile Original 2008 Debentures were converted as part of the Agile A&R Debenture.  See Item D below.

B.	Agile September 2009 Debenture –

On September 21, 2009, the Company sold and issued to Agile a Secured Convertible Debenture (the “Agile September 2009 Debenture”) in the original principal amount of $100,000 pursuant to the Omnibus Amendment and Securities Purchase Agreement, dated as of September 18, 2009 (the “Agile September 2009 Securities Purchase Agreement”), between the Company and Agile. The Agile September 2009 Debenture was rolled into a new note effective February 2010.

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The Agile September 2009 Debenture bore interest at the rate of 15% per annum, payable monthly, although the Agile September 2009 Debenture further provided that, in addition to interest, Agile was entitled to an additional payment, at maturity or whenever principal is paid, such that Agile’s annualized return on the amount of principal payment so paid equals 30%.

Effective as of February 5, 2010, the Agile September 2009 Debenture was converted as part of the Agile A&R Debenture.  See Item D below.

C.	Agile November 2009 Debenture –

On November 23, 2009, the Company sold and issued to a Secured Convertible Debenture (the “Agile November 2009 Debenture”) in the original principal amount of $80,000 pursuant to the Second Omnibus Amendment and Securities Purchase Agreement, dated as of November 23, 2009 (the “Agile November 2009 Securities Purchase Agreement”), between the Company and Agile.

The Agile November 2009 Debenture bore interest at the rate of 15% per annum, payable monthly, although the Agile November 2009 Debenture further provided that, in addition to interest, Agile was entitled to an additional payment, at maturity or whenever principal is paid, such that Agile’s annualized return on the amount of principal payment so paid equals 30%.

  Effective as of February 5, 2010, the Agile September 2009 Debenture was converted as part of the Agile A&R Debenture.  See Item D below.

The total gross consideration received from Agile in connection with the sale and issuance of the Agile November 2009 Debenture, the extension of the maturity date of the 2008 Debentures and the issuance of the 2.6 million Agile November 2009 Equity Incentive Shares was $80,000.

D.	Agile A&R Debenture -

In connection with the consummation of the Execuserve Merger and in order to fund the future operations of the Company and Execuserve, payment of outstanding accounts payable of the Company and Execuserve, including the Satisfied Debt, and to amend and restate the debt currently owed to Agile by the Company and Execuserve, the Company agreed to borrow additional funds from Agile and restructure the outstanding indebtedness owed to Agile by the Company and Execuserve pursuant to an Amended and Restated Securities Purchase Agreement (“Agile A&R Agreement”), dated as of February 5, 2010, among the Company, Execuserve, Spirits Management Inc. (“Spirits”), Brookstein, Dean Garfinkel (“Garfinkel”), our Chief Executive Officer at the time of the Merger and Agile.    Spirits is a New York corporation in which Brookstein is an executive officer and the sole stockholder and Garfinkel was the former president, chief executive officer and a director of the Company.

The Agile A&R Agreement was an amendment and restatement of the previous agreements between the Company, Spirits, Brookstein, Garfinkel and Agile.  These previous agreements were dated as of May 6, 2008, January 31, 2009, September 21, 2009 and November 23, 2009.  Under such previous agreements, the Company sold and issued to Agile secured convertible debentures in the aggregate principal amount of $780,000 and 9.6 million shares of Company Common Stock for gross proceeds of $780,000.  The Company had granted Agile a security interest in substantially all of the Company’s assets to secure the Company’s obligations under the Existing Company Debentures and Spirits, Brookstein and Garfinkel had pledged their shares of preferred stock of the Company as further security for the payment of amounts due under the Existing Company Debentures.

In addition, between November 16, 2007 and June 8, 2008, Execuserve had sold and issued to Agile secured convertible promissory notes in the aggregate principal amount of $460,000 and warrants to purchase shares of the common stock of Execuserve or Execuserve’s successor by merger.  Execuserve had granted Agile a security interest in substantially all of Execuserve’s assets to secured Execuserve’s obligations under the Existing Execuserve Notes.

The following is a summary of the transaction with Agile:

(a)	Agile provided the Company with $525,000 in new funds (the “New Agile Funds”);

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(b)	the obligations of the Company and Execuserve contained in the Existing Company Debentures and Existing Execuserve Notes were amended and restated, and the new obligations arising in connection with the loan of the New Agile Funds were consolidated into one Amended and Restated Secured Convertible Debenture of the Company in the principal amount of $1,765,000 with a maturity date of February 1, 2011 (“Agile A&R Debenture”) and the Company delivered to Agile the Agile A&R Debenture, with the obligations under the Agile A&R Debenture being guaranteed by Call Compliance Inc., another wholly-owned subsidiary of the Company, and Execuserve;
(c)	repayment to Agile of $10,000 of accrued and unpaid interest under the Existing Company Debentures and $50,000 of accrued and unpaid interest under the Existing Execuserve Notes, with the remaining portions of the accrued and unpaid interest under both the Existing Company Debentures and Existing Execuserve Notes, totaling $79,244, being acknowledged as a remaining obligation of the Company due and payable on the maturity date of the Agile A&R Debenture;
(d)	issuance to Agile of 2.4 million shares of Company Common Stock.

The transactions contemplated by the Agile A&R Agreement were consummated as of February 9, 2010.

The Agile A&R Debenture bore interest at the rate of 20% per annum.  The Company further agreed that, in addition to the interest due under the Agile A&R Debenture, Agile shall be entitled to an additional payment, on the A&R Debenture Maturity Date (or whenever the Agile A&R Debenture is paid in full), such that Agile’s annualized rate of return on such principal payment shall be equal to 30%.  Payments of interest accruing pursuant to the Agile A&R Debenture were due and payable on a monthly basis beginning on March 1, 2010.

In connection with the 2.4 million share issuance, the Company recorded the value $12,960 ($0.0054 per share as quoted on the Over-the-Counter Bulletin Board on the date of issuance) as a debt discount and was being amortized over the life of the loan.

The Company had not paid the accrued interest and was declared in default.  See Item F below regarding the surrender of collateral.

E.	Agile 2010 Debentures

On July 1, 2010, the Company sold and issued to Agile a Secured Convertible Debenture (the “Agile 2010 Debenture”) in the original principal amount of $175,000 pursuant to the Omnibus Amendment and Securities Purchase Agreement, dated as of July 1, 2010 (the “July 2010 Omnibus Amendment and Agreement”), between the Company and Agile.

The Agile July 2010 Debenture was to mature on June 30, 2011 (the “July 2010 Debenture Maturity Date”) and bore interest at the rate of 20% per annum.  The Company further agreed that, in addition to the interest due under the Agile July 2010 Debenture, Agile shall be entitled to an additional payment, on the July 2010 Debenture Maturity Date (or whenever the Agile July 2010 Debenture is paid in full), such that Agile’s annualized rate of return on such principal payment shall be equal to 30%.  The Company was required to pre-pay all interest on the Agile July 2010 Debenture accruing through September 30, 2010.  Payments of interest accruing pursuant to the Agile July 2010 Debenture after September 30, 2010 were due and payable on a monthly basis beginning on October 31, 2010.

In connection with the sale and issuance of the Agile July 2010 Debenture, the Company issued to Agile 6,000,000 shares (each, an “Agile July 2010 Debenture Equity Incentive Share”) of the Company Common Stock.  In connection with the 6 million share issuance, the Company recorded the value $21,000 ($0.0035 per share as quoted on the Over-the-Counter Bulletin Board on the date of issuance) as a debt discount and is being amortized over the life of the loan.

The Company’s obligations under the Agile 2010 Debentures were secured by all of the assets of the Company. The Company had not paid the accrued interest and was declared in default.  See Item F below regarding the surrender of collateral.

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F.	Surrender of Collateral

On December 1, 2010, the Company entered into and consummated the transactions contemplated by an Agreement and Consent to Surrender of Collateral (the “Surrender Agreement”) with Agile.  At December 1, 2010, the Company owed Agile principal of $1,940,000 and accrued interest of $759,980.

On November 18, 2010, Agile had notified the Company that Agile deemed the Company to be in default under the various Agile Debentures. The default related to the Company’s failure to make interest payments under the Agile Debentures, which totaled $281,939 as of October 31, 2010, the most recent interest payment date under the Agile Debentures. The Company had five business days in which to cure such default. The Company failed to cure the default and, effective November 23, 2010, an Event of Default under the Agile Debentures was deemed to have occurred. The occurrence of an Event of Default resulted in the acceleration of all amounts due under the Agile Debentures. The Company had previously granted Agile a first priority security interest in all of its assets. In addition, each of Call Compliance Inc. (“CCI”) and Execuserve Corp. (“Execuserve”), two of the Company’s subsidiaries when we originally sold and issued the Agile Debentures, guaranteed all of its obligations under the Agile Debentures and granted Agile a first priority security interest in all of their respective assets. Accordingly, upon the occurrence of the Event of Default, Agile was entitled to enforce its rights as a secured lender, including the right to foreclose on all of the assets of the Company, CCI and Execuserve (collectively, the “Collateral”), up to the amount owing under the Agile Debentures. The Surrender Agreement contemplated that Agile accept the Collateral in full satisfaction of the indebtedness evidenced by the Agile Debentures and that the Company, CCI and Execuserve surrender, assign and transfer to Agile the Collateral in full satisfaction of the indebtedness evidenced by the Agile Debentures. The acceptance, surrender, assignment and transfer of the Collateral were deemed effective as of the date of the Surrender Agreement. Accordingly, effective as of December 1, 2010, all of the assets of the Company, CCI and Execuserve were surrendered, assigned and transferred to Agile and our obligations under the Agile Debentures were deemed fully satisfied.

As a result of the surrender, the Company recognized a gain of $1,413,255, which was included in the income from discontinued operations on the statement of operations.

7.	Notes and Loans Payable

Long-term debt at December 31, 2011 and 2010 consists of the following:

	December 31,
	2011	2010
Notes payable and accrued interest to officer/stockholder (A)	$71,183	$62,182
Loans payable to officer/stockholder (B)	11,775	-
Notes payable and accrued interest to Execuserve officers (C)	-	147,700
Other secured debt and accrued interest (D)	210,750	183,750
Total long-term debt	293,708	393,632
Current maturities of long-term debt	293,708	300,175
Long-term debt less current maturities	$-	$93,457

(A)	Brookstein Promissory Note Exchange Agreement -

As of June 24, 2009, the Company entered in to a Promissory Note Exchange Agreement (the “Brookstein Exchange Agreement”) with Brookstein and simultaneously consummated the transactions contemplated by the Brookstein Exchange Agreement. Under the Brookstein Exchange Agreement, Brookstein delivered and assigned a promissory note of Call Compliance, Inc., one of the Company’s wholly-owned subsidiaries (“CCI”), dated March 3, 2009, in the principal amount of $50,000 and payable to Brookstein (the “Brookstein Original Note”) in exchange for the Company issuing and delivering to Brookstein the Company’s 18% Senior Subordinated Secured Promissory Note, dated June 24, 2009, in the principal amount of $50,000 payable to Brookstein (the “Brookstein New Note”).  In connection with such exchange, the Company granted Brookstein a senior subordinated security interest (the “Brookstein Security Interest”) in all of the Company’s assets to secure the Company’s obligations under the Brookstein New Note, as evidenced and subject to the terms and conditions of a Security Agreement, dated June 24, 2009 (the “Brookstein Security Agreement”), between Brookstein and the Company.  As further consideration for entering into the Brookstein Exchange Agreement, Brookstein was granted 1 million Class “A” common stock purchase warrants of the Company (each, a “Brookstein Class A Warrant”) and 1 million class “B” common stock purchase warrants of the Company (each, a “Brookstein Class B Warrant”).  Each of these warrants entitles its holder to purchase one share of Company common stock at a purchase price of $0.05 per share. The Brookstein Class A Warrants and Brookstein Class B Warrants expire on June 23, 2014.  If any amount (principal or interest) is outstanding under the Brookstein New Note, the purchase price upon exercise of any of the Brookstein Class B Warrants must be paid by the reduction of the amount outstanding under the Brookstein New Note.

F-15

The Brookstein Original Note was due on demand and bore interest at the rate of 18% per annum, payable monthly in arrears.

The Brookstein New Note had a maturity date of January 1, 2011 and bears interest at the rate of 18% per annum (20%, in the case of a default under the Brookstein New Note), with interest payable monthly in arrears.  In March 2011, the maturity date of the Brookstein New Note was extended to July 1, 2011 and was further extended in August 2011 to January 1, 2012.  Interest incurred on the note totaled $9,000 for both the years ended December 31, 2011 and 2010.  Accrued and unpaid interest totaled $20,250 and $11,250 at December 31, 2011 and 2010, respectively. At both December 31, 2011 and 2010, $50,933 was outstanding on this note.

The principal and accrued interest were not paid on January 1, 2012 and are now due on demand.

(B)	Loans Payable - Brookstein

In 2011, Brookstein loaned the Company monies for working capital purposes. The loans do not bear interest and are due on demand. At December 31, 2011, loans payable - Brookstein was $11,775.

(C)	Promissory Notes to Execuserve Officers

On February 9, 2010, concurrent with the acquisition of Execuserve, Execuserve issued promissory notes to two of its officers totaling $140,000 for amounts owed to them prior to the acquisition.  The notes bore interest at 6% per annum and were payable in monthly installments inclusive of interest of $2,707 subject to cumulative positive cash flow requirements of Execuserve as provided in the note agreements.  As Execuserve was surrendered to Agile, no payments were made under the notes. Interest incurred on the notes totaled $5,303 and $7,700 for the years ended December 31, 2011 and 2010, respectively. At December 31, 2010, accrued and unpaid interest totaled $7,700 and $140,000 was outstanding on these notes. At December 31, 2011, due to the surrender of Execuserve to Agile, the Company wrote off the principal and accrued interest owed to the two officers. The Company recorded a gain of $153,003 in the year ended December 31, 2011 and such gain was reflected as gain on surrender of collateral of discontinued operations in the statement of operations.

(D)	Ponzio Promissory Note Exchange Agreement -

The Company had outstanding unsecured demand loans due Henry A Ponzio (“Ponzio”) in the aggregate principal amount of $150,000 at December 31, 2008. This demand loan bore interest at the rate of 18% per annum, payable monthly in arrears.

As of June 24, 2009, the Company entered into a Promissory Note Exchange Agreement (the “Ponzio Exchange Agreement”) with Ponzio and simultaneously consummated the transactions contemplated by the Ponzio Exchange Agreement. Under the Ponzio Exchange Agreement, Ponzio delivered and assigned to the Company a promissory note of CCI, dated April 27, 2006, in the principal amount of $150,000 and payable to Ponzio (the “Ponzio Original Note”) in exchange for the Company’s issuing and delivering to Ponzio the Company’s 18% Senior Subordinated Secured Promissory Note, dated June 24, 2009, in the principal amount of $150,000 and payable to Ponzio (the “Ponzio New Note”). In connection with such exchange, the Company granted Ponzio a senior subordinated security interest (the “Ponzio Security Interest”) in all of the Company’s assets to secure the Company’s obligations under the Ponzio New Note, as evidenced and subject to the terms and conditions of a Security Agreement, dated June 24, 2009 (the “Ponzio Security Agreement”), between Ponzio and the Company. As further consideration for entering into the Ponzio Exchange Agreement, Ponzio was granted 3 million Class A warrants (each, a “Ponzio Class A Warrant”) and 3 million Class B warrants (each, a “Ponzio Class B Warrant”). Each of these warrants entitles its holder to purchase one share of common stock (each, a “Warrant Share”) at a purchase price of $0.05 per Warrant Share. The Ponzio Class A Warrants and Ponzio Class B Warrants expire on June 23, 2014. If any amount (principal or interest) is outstanding under the Ponzio New Note, the purchase price upon exercise of any of the Ponzio Class B Warrants must be paid by the reduction of such amounts outstanding under the Ponzio New Note.

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The Ponzio Original Note was due on demand and bore interest at the rate of 18% per annum, payable monthly in arrears.

The Ponzio New Note had a maturity date of January 1, 2011 and bears interest at the rate of 18% per annum (20%, in the case of a default under the Ponzio New Note), with interest payable monthly in arrears.  In March 2011, the maturity date of the Ponzio New Note was extended to July 1, 2011 and was further extended in August 2011 to January 1, 2012.  Accrued and unpaid interest as of December 31, 2011 and 2010 totaled $60,750 and $33,750, respectively.  At both December 31, 2011 and 2010, $150,000 was outstanding on this note.

The principal and accrued interest were not paid on January 1, 2012 and are now due on demand.

8.	Income Taxes

The Company has identified its federal tax return and its state tax return in New York as "major" tax jurisdictions.  Based on the Company's evaluation, it has concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements.  The Company's evaluation was performed for the 2008 through 2011 tax years.  The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes.  Penalties are recorded in other expense and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations.  There were no amounts accrued for penalties or interest as of or during the years ended December 31, 2011 and 2010.  The Company does not expect its unrecognized tax benefit position to change during the next twelve months.  Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Net operating losses (“NOLs”) may be utilized under certain conditions as a deduction against future income to offset against future taxes. Internal Revenue Code (“IRC”) Section 382 and the regulations promulgated under IRC Section 382 limit the utilization of NOLs due to ownership changes. If it is determined that a change in control has taken place, utilization of the Company’s NOLs will be subject to severe limitations in future periods, which would have an effect of eliminating the future tax benefits of the NOLs. Income tax benefits resulting from net losses incurred for the years ended December 31, 2011 and 2010 were not recognized as the Company’s annual effective tax rate for both periods was estimated to be 0%.

The Company sustained tax losses in 2011 and 2010. Accordingly, there were no provisions for current or deferred federal or state income taxes for these years.  The income tax benefit for these years differs from the amount of income tax determined by applying the statutory federal income tax rate to continuing operations before income taxes as a result of the following:

Federal income tax benefit at statutory rate	34%
Loss not producing tax benefits	(34)
Income tax benefit	-%

The Company has provided a valuation allowance against the total of the net deferred tax assets due to the uncertainty of future realization.  The increase in this valuation allowance for the year ended December 31, 2011 was $299,472 and the increase in this allowance for the year ended December 31, 2010 was $562,598.

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At December 31, 2011, the Company has net operating loss carry forwards of approximately $5,250,000 which expire in 2023 through 2031 and capital loss carry forwards of approximately $60,000 which expire in 2016.

The Company files its federal and state income tax returns in jurisdictions with varying statutes of limitations. The 2008 through 2011 tax years generally remain subject to examination by federal and state tax authorities.

The components of deferred tax assets at December 31, 2011 and 2010 are as follows:

	December 31,
	2011	2010
Current Deferred Tax Assets:
Accrued expenses	$474,120	$350,080
Accounts receivable	28,483	-
Total current deferred tax liabilities	502,603	350,080

Non-Current Deferred Tax Assets:
Stock based compensation	29,051	23,585
Capital loss carry forwards	23,957	-
Net operating loss carry forwards	2,100,565	1,983,039
Total non-current deferred tax assets	2,153,573	2,006,624

Total deferred tax assets	2,656,176	2,356,704
Less: Valuation allowance	2,656,176	2,356,704
Net deferred tax asset	$-	$-

9.	Commitments

A.	Minimum Operating Lease Commitments

The Company leased its former office space in Glen Cove, New York.  The lease required minimum annual rentals plus operating expenses through July 31, 2011.  On April 13, 2010, the Company and the lessor of the space mutually terminated the office space agreement between the two parties effective January 1, 2010. The agreed upon terms of the lease termination were as follows:

•	The Company would pay $1,000 a month for 10.5 months starting April 15, 2010,
•	The Company would grant the lessor 1.675 million five-year warrants with an exercise price of $0.02 a share,
•	The Company would be relieved of $39,000 in common area maintenance expenses and real estate taxes owed to the lessor,
•	The Company forfeited the $10,600 security deposit held with the lessor, and
•	The Company would be relieved of future lease obligations effective January 1, 2010 through July 31, 2011, the former maturity date of the lease.

Rent expense amounted to $0 and $28,514 for the years ended December 31, 2011 and 2010.

B.	Employment Agreements

The Company had employment agreements with Brookstein and Garfinkel through November 30, 2011. Garfinkel resigned in November 2010.  These officers deferred receiving the payments of their salaries in 2010 and Brookstein deferred receiving the payment of his salary in 2011.  The payment of accrued salaries owing to Garfinkel in the amount of $380,000 is currently under negotiations.

The employment contract with Brookstein expired in November 2011 and the agreement is now on a month-to-month basis.  See Note 11.

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10.	Related Party Transactions

A.	Garfinkel

The Company had a verbal management agreement with an entity wholly-owned by Garfinkel.  Under the terms of this verbal agreement, the Company received customer service support, content updates and promotional and growth support for the Regulatory Guide line of business.  The Company was responsible for accounting, software upgrades, web changes, and hardware and internet costs.  In consideration, the Company was committed to pay 50% of the Company’s net revenues from this line of business and 75% of the Company’s net above the 2009 base year.  For the year ended December 31, 2010, the Company paid approximately $21,000.  This Management Agreement ended on June 30, 2010.

B.  Eley

Concurrent with the acquisition of Execuserve, the Company signed a consulting agreement with Eley.  The Company also paid consulting fees to a company Mr Eley controlled.  For the year ended December 31, 2010, fees totaled $23,650.  Mr Eley left the Company effective June 14, 2010.

11.	Capital Transactions

A.	Issuance of Common Shares/Warrants for Prior and Current Services

(1)	Issuance of Shares to Atlantic Capital Partners, LLC.

The Company entered into a one year services agreement with Atlanta Capital Partners, LLC effective February 15, 2010.  In consideration for services provided by Atlanta Capital Partners, LLC, the Company agreed to issue 3.0 million shares of the Company Common Stock, valued at $13,500 ($0.0045 per share as quoted on the Over-the-Counter Bulletin Board on the effective date of the agreement).  These shares are non-forfeitable and are fully vested upon issuance.

(2)	Issuance of Warrants for Legal Services

The aggregate 7.5 million warrants issued to the Company’s outside legal advisor as of February 9, 2010 were deemed to have minimal value using the Black-Scholes option pricing model with the following additional inputs: share price: $0.005; strike price: $0.01; expected volatility: 27%; risk free interest rate: 2.32%; term: 5 years.  The volatility rate used was based upon an average volatility rate for two entities providing telecommunications services and who are customers of the Company.  The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

B.  Issuance of Common Shares/Warrants in Connection with the Acquisition of Software –

On April 7, 2010, the Company entered into an agreement with the owner and developer (the “Seller”) of certain software and intellectual property rights. In exchange for the transfer of the software and intellectual property, the Company compensated the Seller with the following:

•	2.75 million shares of the Company Common Stock (valued at $0.0065 per share as quoted on the Over-the-Counter Bulletin Board or $17,875 in aggregate , and
•	warrants to purchase 500,000 shares of the Company Common Stock with a per warrant share exercise price of $0.05. These issuances were deemed to have minimal value using the Black-Scholes option pricing model with the following additional inputs: share price: $0.0065; strike price: $0.05; expected volatility: 27%; risk free interest rate: 2.84%; term: 5 years. The volatility rate used was based upon an average volatility rate for two entities providing telecommunications services and who are customers of the Company. The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

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The Company expensed the value of the shares and warrants on the date of acquisition as the total purchase price of the acquisition was deemed to be not material.

C.  Issuance of Warrants to Terminate Lease Agreement –

As discussed in Note 9, the Company and the lessor of its former office space in Glen Cove, New York mutually terminated the office space agreement between the two parties effective January 1, 2010. The agreed upon terms of the lease termination included the issuance of 1,675,000 five-year warrants with an exercise price of $0.02 per share.

The Company determined that the issuance of the warrants had minimal value utilizing a Black-Scholes option pricing model.  The Company utilized the following management assumptions:  Share Price of $0.006; Exercise Price of $0.02; Expected Volatility of 27%; and Risk-Free Rate of 2.58%.  The volatility rate used was based upon an average volatility rate for two entities providing telecommunications.  The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued

D.  Merger with Execuserve and Cancellation of Retention Shares –

On February 5, 2010, the Company issued 48,029,780 shares of Common Stock as part of the Agreement and Plan of Merger with Execuserve.  In addition, the Company issued an aggregate 7,970,220 Retention Shares of Company Common Stock to certain employees of Execuserve,

Robin Rennockl’s position as Vice President of Sales was eliminated as a cost containment measure effective May 31, 2010.  In accordance with the termination agreement, Ms Rennockl fully vested into 1,000,000 shares of the Company Common Stock. The remaining 3,000,000 shares that Ms. Rennockl was to receive as retention shares were cancelled.  In addition, as a result of the Agreement and Consent to Surrender of Collateral with Agile, the Company cancelled 2,977,665 Retention Shares issued to certain Execuserve employees.

E.  Issuance of Warrants to a Vendor –

On April 21, 2010, the Company entered into a Letter Agreement with a vendor.  In consideration for services rendered, valued at $10,650, the Company issued 532,500 five-year warrants with an exercise price of $0.02 per share.  The warrant issuance was accepted by the vendor as full satisfaction of the Company’s $10,650 obligation to such vendor.

F.  Issuance of Deferred Salary Warrants –

Brookstein and Garfinkel have been deferring all or a portion of their salaries since January 1, 2009.

The amount of salaries deferred by Brookstein and Garfinkel for the six months June 30, 2010 totaled $120,000 each.  As compensation, the Company granted to each of them 12 million Deferred Salary Warrants to purchase 12 million shares (each, a “Deferred Salary Warrant Share”) of Common Stock at $0.01 per Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1.00 of deferred salary.  The Deferred Salary Warrants were issued as of January 1, 2010. The Company valued these issuances at $49,560 utilizing a Black-Scholes option pricing model.  The Company utilized the following management assumptions:  Share Price of $0.007; Exercise Price of $0.01; Expected Volatility of 27%; and Risk-Free Rate of 2.93%.

Effective October 1, 2010, Brookstein agreed to continue deferring his full salary while Garfinkel agreed to defer a portion of his salary.  The amount of such deferred salaries for the three months ending December 31, 2010 will total $60,000 for Brookstein and $30,000 for Garfinkel as Garfinkel resigned in November 2010.  As compensation, the Company granted to Brookstein and Garfinkel Deferred Salary Warrants to purchase an aggregate of 9.0 million shares (each, a “Fourth Quarter 2010 Deferred Salary Warrant Share”) of Company Common Stock at $0.01 per Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1.00 of deferred salary.  The Deferred Salary Warrants were issued as of October 4, 2010. The Company determined that these issuances had minimal value utilizing a Black-Scholes option pricing model.  The Company utilized the following management assumptions:  Share Price of $0.0035; Exercise Price of $0.01; Expected Volatility of 27%; and Risk-Free Rate of 1.26%.

F-20

Effective January 1, 2011, Brookstein agreed to continue deferring his full salary.  The amount of such deferred salaries for the year ended December 31, 2011 totaled $240,000.  As compensation, the Company granted to Brookstein Deferred Salary Warrants to purchase 18.0 million shares (each a “2011 Deferred Salary Warrant Share”) of Company Common Stock at $0.001 per 2011 Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.  The Company valued these issuances utilizing a Black-Scholes option pricing model with the following assumptions:  share price: $0.0004 - $0.0011; exercise price: $0.001; expected volatility: 27%; risk-free rate: 0.96% – 2.24%; term: 5 years.

The volatility rate used was based upon an average volatility rate for two entities providing telecommunications.  The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

Effective January 1, 2012, Brookstein agreed to continue deferring his full salary.  The amount of such deferred salaries for the three months ending March 31, 2012 will total $60,000.  As compensation, the Company granted to Brookstein Deferred Salary Warrants to purchase 6.0 million shares of Company Common Stock at $0.001 per Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.

G.  Issuance of Dividend Accrual Warrants – Series B Senior Subordinated Convertible Voting Preferred Stock (the “Series B Preferred Stock”)

The Company has failed to pay dividends on the 1.25 million outstanding shares of its Series B Preferred Stock that were payable on the last day of each month during 2011 and 2010.  Dividends on the Series B Preferred Stock may only be paid out of funds legally available for such purpose.  Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution.

All of the outstanding shares of Series B Preferred Stock are held by Brookstein and Spirits. Although the Company has been and currently is unable to pay the Series B Preferred Stock dividends when due, the dividends have been and are continuing to be accrued until such time as the monthly dividends can lawfully be paid under Nevada law.

The Company deferred dividends totaling $150,000 for the year ended December 31, 2010: $60,000 due to Brookstein, and $90,000 due to Spirits.  To compensate Brookstein and Spirits, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during fiscal 2010.  The Company issued Dividend Accrual Warrants totaling 6.0 million to Brookstein and 9.0 million to Spirits for the year ended December 31, 2010.  The issuance of the warrants were deemed to have minimal value using the Black-Scholes option pricing model with the following additional inputs: share price:  $0.0011 - $0.008; strike price $0.01; expected volatility: 27%; risk free interest rate: 1.27% - 2.55%; term: 5 years.

The Company deferred dividends totaling $150,000 for the year ended December 31, 2011, $60,000 due to Brookstein, and $90,000 due to Spirits.  To compensate Brookstein and Spirits for the failure to pay dividends when due, the Company issued Dividend Accrual Warrants totaling 6.0 million to Brookstein and 9.0 million to Spirits for the year ended December 31, 2011, respectively.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.001; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.83% - 2.24%; term: 5 years.

F-21

The volatility rate used was based upon an average volatility rate for two entities providing telecommunications services and who are customers of the Company. The Company did not use the volatility rate for common stock as the common stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

For each of the years ended December 31, 2011 and 2010, dividends related to the Series B Preferred Stock totaled $150,000.  Accrued dividends related to the Series B Preferred Stock totaled $450,000 and $300,000 at December 31, 2011 and 2010, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet

The Company deferred dividends totaling $37,500 for the three months ended March 31, 2012, $15,000 due to Brookstein, and $22,500 due to Spirits.  To compensate Brookstein and Spirits for the failure to pay dividends when due, the Company issued Dividend Accrual Warrants totaling 1.5 million to Brookstein and 2.25 million to Spirits, respectively, on March 31, 2012.

H.  Issuance of Deferred Interest Payment Warrants –

In 2010 and 2011, the Company failed to pay interest on the promissory notes that were previously issued to Brookstein, Ponzio and Nascap (the “Note Holders”).  To compensate the Note Holders for the failure to pay interest on their promissory notes, the Company granted to such Note Holders warrants (each, a “Deferred Interest Payment Warrant”) to purchase shares of Common Stock at the rate of 100 Deferred Interest Payment Warrants for every $1 of interest not paid.

The Company failed to pay interest to the Note Holders in 2010.  The Company issued a total of 7,800,000 Deferred Interest Payment Warrants during the year ended December 31, 2010. The Deferred Interest Payment Warrants have terms substantially identical to the Deferred Salary Warrants and Dividend Accrual Warrants. The issuance of the Deferred Interest Payment Warrants were deemed to have minimal value using the Black-Scholes option pricing model with the following additional inputs: share price:  $0.0035 - $0.007; strike price $0.01; expected volatility: 27%; risk free interest rate: 1.26% - 2.93%; term: 5 years.  The volatility rate used was based upon an average volatility rate for two entities providing telecommunications services and who are customers of the Company.  The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

The Company continued to fail to pay interest on the promissory notes in 2011. The Company issued to such Note Holders 7,800,000 Deferred Interest Payment Warrants. The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0004 - $0.0011; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.96% - 2.24%; term: 5 years

The Company did not pay interest to the Note Holders in the fourth quarter of 2011 or the first quarter of 2012.  To compensate them, the Company issued 1,950,000 Deferred Interest Payment Warrants on each of January 1, 2012 and April 1, 2012.

I.  Issuance of Series D Senior Convertible Voting Redeemable Preferred Stock (“Series D Preferred Stock”) and Issuance of Dividend Accrual Warrants –

During 2011, Mr. Brookstein purchased 50,000 shares of Series D Preferred Stock for capital contributions of $50,000.

Terms of the Series D Preferred include the following:

1.	Each holder of any shares of Series D Preferred (each, a “Series D Holder”) shall be entitled, effective as of the date of issuance of such shares, to receive, and shall be paid quarterly in arrears, on the last day of each of June, September, December and March of every calendar year, commencing June 30, 2011, dividends, accruing quarterly, in an amount equal to $0.12 per annum per share (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like with respect to the Series D Preferred Stock), with respect to each outstanding share of Series D Preferred Stock owned of record by such Series D Holder.

F-22

2.	Each share of Series D Preferred Stock has a liquidation preference of $1 per share.
3.	Each share of Series D Preferred Stock shall entitle its holder to 10,000 votes on all matters submitted to the vote of stockholders of the Company.
4.	Prior to December 31, 2020, the Company has the right, but not the obligation, to redeem the then outstanding shares of Series D Preferred Stock at a rate of $1 per share.
5.	Each share of Series D Preferred Stock is convertible into 1,000 shares of Company Common Stock.

The Company has failed to pay dividends on the 50,000 outstanding shares of its Series D Preferred Stock.  As with the Series B Preferred Stock Discussed above, dividends may only be paid out of funds legally available for such purpose.

For the year ended December 31, 2011, dividends related to the Series D Preferred Stock totaled $4,286.  Accrued dividends totaled $4,286 at December 31, 2011 and are included in accounts payable and accrued expenses on the consolidated balance sheet.

The Company deferred dividends totaling $4,286 for the year ended December 31, 2011. To compensate Brookstein for the failure to pay dividends when due, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during the prior three month period.  The Company issued Dividend Accrual Warrants totaling 428,600 for the year ended December 31, 2011.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.83 - 1.76%; term: 5 years.

The Company deferred dividends to Brookstein totaling $1,500 for the three months ended March 31, 2012.  To compensate Brookstein for the failure to pay dividends when due, the Company issued 150,000 Dividend Accrual Warrants to Brookstein on March 31, 2012

J.  Issuance of Warrants for Extension of Investment Banking Agreement –

On April 26, 2011, the Company extended its investment banking agreement with Cresta Capital Strategies, LLC to April 26, 2012.  As a retainer, the Company issued a five-year warrant to purchase 50 million shares of the Company’s Common Stock at an exercise price of $0.001 per share. The Company valued these warrants using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0008; strike price: $0.001; expected volatility: 27%; risk free interest rate: 2.05%; term: 5 years.

K.  Warrant Exchange Agreements –

The Company entered into separate warrant exchange agreements with Brookstein, Spirits, Garfinkel, Ponzio and Nascap to purchase an aggregate of 128.13 million shares of Company Common Stock.  The warrant holders included the Company’s chairman of the board, chief executive officer and chief financial officer and a company in which such officer is the sole equity owner, as well as the Company’s former president and chief executive officer.  Each of the warrant exchange agreements were dated as of May 12, 2011 and provided for the exchange of the warrants then held by such warrant holders (the “Old Warrants”) for new warrants (the “New Warrants”).  The number of shares of Common Stock issuable upon exercise of the New Warrants is equal to the number of shares of Common Stock that were issuable upon exercise of the Old Warrants.  The Old Warrants had exercise prices ranging from $0.05 to $0.001 per share (a weighted average exercise price of $0.022 per share) and had exercise periods expiring from June 23, 2014 through March 31, 2016 (typically, five years after the date of issuance of the subject warrants).  However, the Old Warrants contained certain anti-dilution provisions which caused the effective exercise prices to be reduced to less than $0.001 per share.  The New Warrants all have an exercise price of $0.001 per share and expire on May 11, 2016.  The New Warrants contain cashless exercise provisions.  The anti-dilution provisions of the New Warrants are primarily limited to stock splits and corporate transactions involving mergers and consolidations while the Old Warrants contained anti-dilution provisions that caused the reduction in the exercise prices of the Old Warrants whenever the Company issued stock or derivative securities with an effective purchase price less than the then exercise price of the subject Old Warrants.  The Company had issued the Old Warrants in connection with the (x) accrual of dividends due on preferred stock of the Company owned by certain of the warrant holders, (y) deferral of the payment of interest due on promissory notes of the Company owned by certain of the warrant holders and (z) deferral of salary due certain of the warrant holders in their capacities as executive officers of the Company.

F-23

As a result of the exchanges, the Company recognized a charge of $11,797 for the year ended December 31, 2011, which is classified as part of interest expense.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency.  In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions at May 12, 2011, September 30, 2011 and December 31, 2011: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.83% - 1.76%; term: 5 years.  The Company recognized a gain on the value of the New Warrants of $12,945 for the year ended December 31, 2011.

12. Warrants

A summary of the warrants outstanding at December 31, 2011 is as follows:

	Exercise	Expiration
Warrants	Price	Date
205,708,600	$0.001	2014 - 2015
7,500,000	$0.01	2015
2,207,500	$0.02	2015
4,020,000	$0.05	2012 - 2015
219,436,100

13.	Stock Options

A summary of the stock options outstanding is as follows:

	December 31,
	2011	2010
Outstanding options – beginning of year	40,000,000	45,000,000
Granted	-	-
Exercised	-	-
Forfeited	(30,000,000)	(5,000,000)
Options outstanding – end of year	10,000,000	40,000,000

The exercise price for all stock options is $0.026.  All of the stock options outstanding at December 31, 2011 are fully vested and exercisable.  The average remaining contractual life is 1 year.  The aggregate intrinsic value is $0 and was calculated based on the positive difference between the closing market price of the Company’s Common Stock and the exercise price of the underlying options.

14.	Discontinued Operations

As discussed above in Notes 1 and 6, the Company entered into and consummated the transactions contemplated by an Agreement and Consent to Surrender of Collateral with Agile.  As a result, the Company’s operating businesses are reflected as discontinued operations.  Revenues and net loss for the operating businesses for the year ended December 31, 2010 is as follows:

Total revenues	$1,108,356
Cost of revenues, operating and interest expenses	1,985,415
Loss from operations	$(877,059)

F-24

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)

ASSETS
Current Assets:
Cash	$279	$529
Total Current Assets	279	529
Total Assets	$279	$529

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Short-term and demand notes payable	$495,500	$474,500
Accounts payable and accrued expenses	1,439,646	1,287,054
Accrued officers' compensation	1,130,000	1,010,000
Notes and loans payable - related parties	88,772	82,958
Current maturities of long-term debt	280,250	210,750
Total Current Liabilities	3,434,168	3,065,262

Warrant liability	167	265

Total Liabilities	3,434,335	3,065,527

Commitments

Stockholders' Deficiency:
Convertible Preferred Stock, $0.001 par value:
Series A: 2,500,000 shares authorized, 2,293,750 shares issued and outstanding	2,294	2,294
Series B: 1,500,000 shares authorized, 1,250,000 shares issued and outstanding	1,250	1,250
Series C: 2,000,000 shares authorized, 1,828,569 shares issued and outstanding	1,829	1,829
Series D: 100,000 shares authorized, 50,000 shares issued and outstanding	50	50
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 281,783,997 shares issued and outstanding	281,783	281,783
Additional paid-in capital	5,882,370	5,959,649
Accumulated deficit	(9,603,632)	(9,311,853)
Total Stockholders' Deficiency	(3,434,056)	(3,064,998)

Total Liabilities and Stockholders' Deficiency	$279	$529

See Notes to Condensed Consolidated Financial Statements

F-25

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$-	$-	$-	$-
Cost of Revenues	-	-	-	-
Gross Margin	-	-	-	-

Operating Expenses:
Selling, general and administrative expenses	124,993	131,487	252,156	252,421

Operating Loss	(124,993)	(131,487)	(252,156)	(252,421)

Interest expense	(19,966)	(46,414)	(39,721)	(68,298)

Warrant fair value adjustment	5,509	5,371	98	5,371

Net Loss	(139,450)	(172,530)	(291,779)	(315,348)

Preferred Dividends	39,000	38,786	78,000	76,286

Net Loss Attributable to Common Stockholders	$(178,450)	$(211,316)	$(369,779)	$(391,634)

Basic and Diluted Per Share Data:
Net loss	$0.00	$0.00	$0.00	$0.00

Weighted Average Shares Outstanding
Basic and Diluted	281,783,997	281,783,997	281,783,997	281,783,997

See Notes to Condensed Consolidated Financial Statements

F-26

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(291,779)	$(315,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest/penalty accrued and not paid or imputed	39,000	43,201
Stock-based compensation	721	13,017
Warrant fair value adjustment	(98)	(5,371)
Warrant exchange	-	11,797
Bad debt expense	-	288
Changes in assets and liabilities:
Accounts receivable	-	28,234
Prepaid expenses and other current assets	-	27,025
Accounts payable and accrued expenses	74,592	41,013
Accrued officers' compensation	120,000	120,000
Total adjustments	234,215	279,204
Net Cash Used in Operating Activities	(57,564)	(36,144)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	56,000	-
Proceeds from loans payable-related party	1,314	-
Net repayments of short-term and demand loans	-	(15,291)
Proceeds from issuances of preferred stock	-	50,000
Net Cash Provided By Financing Activities	57,314	34,709

NET DECREASE IN CASH	(250)	(1,435)

CASH - Beginning of Period	529	19,014

CASH - End of Period	$279	$17,579

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for:
Interest	$-	$284

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred dividends declared and accrued, but not paid	$78,000	$76,286
Insurance premium financed	$-	$27,999
Reclassification of warrants to a liability	$-	$1,413

See Notes to Condensed Consolidated Financial Statements

F-27

COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Basis of Presentation:

The accompanying unaudited interim condensed consolidated financial statements of Compliance Systems Corporation and Subsidiaries (the “Company”) have been prepared by management in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”).  Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for annual financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The results of operations for the three and six months ended June 30, 2012 are not necessarily indicative of the results to be expected for the year ending December 31, 2012.  The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on April 16, 2012.

The Company’s current business plan is to attempt to identify and negotiate with business targets for mergers of those entities with and into the Company.   No assurance can be given that the Company will be successful in identifying or negotiating with any target company.

On June 7, 2012, the Company entered into a Securities Exchange Agreement with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”). The Securities Exchange Agreement (the “Agreement”) contemplates a contribution to us by RDRD of an interest in an entity organized under the laws of Ireland currently owned by RDRD in exchange for the issuance to RDRD by us of shares of our common stock representing, immediately following the consummation of such exchange, 95% of all of our outstanding stock on a fully diluted basis. The Agreement is expected to close during the fiscal third quarter.

On July 19, 2012, the Company’s Board of Directors adopted and the Company’s stockholders approved of a reverse stock split of its outstanding common stock at a ratio of 1-for-994.488567392 shares. The reverse stock split was not effective as of the date of filing this report.

2.	Liquidity and Going Concern:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered continued losses from operations since its inception. At June 30, 2012, the Company had stockholders’ and working capital deficiencies of approximately $3.43 million and $3.43 million, respectively.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-28

3.	Significant Accounting Policies Applicable to Interim Financial Statements:

A.   Loss per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share gives effect to dilutive convertible securities, options, warrants and other potential common stock outstanding during the period, only in periods in which such effect is dilutive.   The following securities have been excluded from the calculation of net loss per share, as their effect would be anti-dilutive:

	June 30, 2012	June 30, 2011
Preferred stock	587,231,900	587,231,900
Warrants	242,636,100	196,136,100
Stock options	10,000,000	40,000,000

B.   Fair Value of Financial Instruments

Substantially all of the Company’s financial instruments, consisting primarily of cash, accounts payable and accrued expenses and all debt, are carried at, or approximate, fair value because of their short-term nature or because they carry market rates of interest.  The warrant liability was valued using the Black-Scholes option pricing model.  See Note 7E.

C.  Stock Based Compensation Arrangements

The Company accounts for stock-based compensation arrangements in accordance with guidance provided by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”).  This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements.  These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

The Company valued these issuances utilizing a Black-Scholes option pricing model using the following assumptions:  share price, exercise price, expected volatility, risk-free rate and term.

The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term.  The Company has not declared or paid any dividends and does not currently expect to do so in the future.  The expected term of options represents the period that its stock-based awards are expected to be outstanding and was determined based on projected holding periods for the remaining unexercised shares.  Consideration was given to the contractual terms of its stock-based awards, vesting schedules and expectations of future employee behavior.  The volatility rate used was based upon an average volatility rate for two entities providing telecommunications.  The Company did not use the volatility rate for Company Common Stock as the Company Common Stock had not been trading for the sufficient length of time to accurately compute its volatility when these warrants were issued.

From time to time, the Company’s shares of common stock and warrants have been issued as payment to employees and non-employees for services. These are non-cash transactions that require management to make judgments related to the fair value of the shares issued, which affects the amounts reported in the Company’s consolidated financial statements for certain of its assets and expenses.

Share based payments amounted to $466 and $13,017 for the three months ended June 30, 2012 and 2011, respectively, and $721 and $13,017 for the six months ended June 30, 2012 and 2011, respectively.

D.   Subsequent Events

Management has evaluated subsequent events through the date of this filing.

F-29

4.	Short-Term and Demand Notes Payable

Short-term and demand notes payable consist of the following:

	June 30,	December 31,
	2012	2011
	(Unaudited)

Nascap Corp. and accrued interest (A)	$465,500	$444,500
John Koehler (B)	30,000	30,000
Total	$495,500	$474,500

A. Secured Demand Note – Nascap Corp. (“Nascap”)

In September 2006, CCI executed a secured $150,000 promissory note and related security agreement with Nascap.  Interest at 12% per annum was payable monthly in arrears and the note principal was due on demand.  The note was collateralized by the accounts receivable of the principal subsidiary and was unconditionally guaranteed by the Company.

As of March 31, 2009, the Company entered into a Loan Modification Agreement with Nascap.  The original Nascap note was amended and restated as a revolving line of credit promissory note (“Nascap Restated Note”) in the principal amount not to exceed $750,000.  The Nascap Restated Note contains the same terms and conditions as the original note, except for the revolving line of credit nature of the debt.  As consideration for entering into the Loan Modification Agreement, the Company agreed to issue Nascap twenty Class A and twenty Class B warrants for each $1.00 of principal outstanding under the Nascap Restated Note on April 30, 2009.  Each Class A and Class B warrant entitles the holder to purchase one share of the Company’s common stock at $0.05 per share.  The Class B warrants require the holder to pay the exercise price in the form of cancellation of amounts outstanding under the Nascap Restated Note prior the payment of the exercise price in the form of cash.

On May 25, 2012, the Nascap note was assigned to five entities unrelated to the Company (the “Entities”). Accrued and unpaid interest on the note totaled $115,500 and $94,500 at June 30, 2012 and December 31, 2011 respectively. At both June 30, 2012 and December 31, 2011, $350,000 was outstanding on this note.

On July 1, 2012, in contemplation of the Agreement, the accrued interest on the note was waived. In consideration for the assignment of the note and the waiving of accrued interest owed to Nascap, the Company issued Nascap 250,000,000 shares of the Company’s Common Stock. See Note 7G.

On June 28, 2012, pursuant to a Final Declaratory Judgment, the Company was ordered to issue 7,000,000 post-split shares of its common stock to the Entities in satisfaction of the note. Such shares have not been issued as of the date of this report.

B. Promissory Note – John Koehler (“Koehler”)

On October 1, 2003, the predecessor to Execuserve issued a $150,000 non-interest bearing promissory note to Koehler, an investor in the predecessor.  The note was amended on October 25, 2004.  Upon the acquisition of Execuserve by the Company, Koehler was owed $37,000. The balance owed is being paid in monthly installments of $1,000.  The Company is in default as it has not made a payment since September 2010.  The balance due to Koehler at June 30, 2012 and December 31, 2011 totaled $30,000.

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5.	Long-term Debt

Long-term debt at June 30, 2012 and December 31, 2011 consists of the following:

	June 30,	December 31,
	2012	2011
	(Unaudited)
Notes payable and accrued interest to officer/stockholder (A)	$74,750	$70,250
Loans payable to officer/stockholder (B)	14,022	12,708
Other secured debt and accrued interest (C)	224,250	210,750
Other loans payable (D)	56,000	-
Total long-term debt	369,022	293,708
Current maturities of long-term debt	369,022	293,708
Long-term debt less current maturities	$-	$-

A.  Brookstein Promissory Note Exchange Agreement -

As of June 24, 2009, the Company entered in to a Promissory Note Exchange Agreement (the “Brookstein Exchange Agreement”) with Barry M. Brookstein (“Brookstein”) and simultaneously consummated the transactions contemplated by the Brookstein Exchange Agreement. Brookstein, a director and principal stockholder of the Company, is the Company’s chief executive officer and chief financial officer.  Under the Brookstein Exchange Agreement, Brookstein delivered and assigned a promissory note of Call Compliance, Inc., one of the Company’s wholly-owned subsidiaries (“CCI”), dated March 3, 2009, in the principal amount of $50,000 and payable to Brookstein (the “Brookstein Original Note”) in exchange for the Company issuing and delivering to Brookstein the Company’s 18% Senior Subordinated Secured Promissory Note, dated June 24, 2009, in the principal amount of $50,000 payable to Brookstein (the “Brookstein New Note”).  In connection with such exchange, the Company granted Brookstein a senior subordinated security interest (the “Brookstein Security Interest”) in all of the Company’s assets to secure the Company’s obligations under the Brookstein New Note, as evidenced and subject to the terms and conditions of a Security Agreement, dated June 24, 2009 (the “Brookstein Security Agreement”), between Brookstein and the Company.  As further consideration for entering into the Brookstein Exchange Agreement, Brookstein was granted 1 million Class “A” common stock purchase warrants of the Company (each, a “Brookstein Class A Warrant”) and 1 million Class “B” common stock purchase warrants of the Company (each, a “Brookstein Class B Warrant”).  Each of these warrants entitles its holder to purchase one share of Company common stock at a purchase price of $0.05 per share. The Brookstein Class A Warrants and Brookstein Class B Warrants expire on June 23, 2014.  If any amount (principal or interest) is outstanding under the Brookstein New Note, the purchase price upon exercise of any of the Brookstein Class B Warrants must be paid by the reduction of the amount outstanding under the Brookstein New Note.

The Brookstein Original Note was due on demand and bore interest at the rate of 18% per annum, payable monthly in arrears.

The Brookstein New Note had a maturity date of January 1, 2011 and bears interest at the rate of 18% per annum (20%, in the case of a default under the Brookstein New Note), with interest payable monthly in arrears.  In March 2011, the maturity date of the Brookstein New Note was extended to July 1, 2011 and was further extended in August 2011 to January 1, 2012.  The principal and accrued interest were not paid on January 1, 2012 and are now due on demand. Interest incurred on the note totaled $2,250 for each of the three months ended June 31, 2012 and 2011 and $4,500 for each of the six months ended June 30, 2012 and 2011.  Accrued and unpaid interest totaled $24,750 and $20,250 at June 30, 2012 and December 31, 2011, respectively.   At both June 30, 2012 and December 31, 2011, $50,000 was outstanding on this note.

On July 1, 2012, in contemplation of the Agreement, Brookstein waived all accrued interest owed. In July 2012, the Company issued 50,000 shares of its Series D Senior Convertible Voting Redeemable Preferred Stock (“Series D Preferred Stock”) in satisfaction of the Brookstein New Note. See Note 7F.

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B.   Loans Payable - Brookstein

At various times, Brookstein loaned the Company monies for working capital purposes. The loans do not bear interest and are due on demand. At June 30, 2012 and December 31, 2011, loans payable - Brookstein was $14,022 and $12,708, respectively.

C.   Ponzio Promissory Note Exchange Agreement –

The Company had outstanding unsecured demand loans due Henry A. Ponzio (“Ponzio”) in the aggregate principal amount of $150,000 at December 31, 2008. This demand loan bore interest at the rate of 18% per annum, payable monthly in arrears.

As of June 24, 2009, the Company entered into a Promissory Note Exchange Agreement (the “Ponzio Exchange Agreement”) with Ponzio and simultaneously consummated the transactions contemplated by the Ponzio Exchange Agreement. Under the Ponzio Exchange Agreement, Ponzio delivered and assigned to the Company a promissory note of CCI, dated April 27, 2006, in the principal amount of $150,000 and payable to Ponzio (the “Ponzio Original Note”) in exchange for the Company’s issuing and delivering to Ponzio the Company’s 18% Senior Subordinated Secured Promissory Note, dated June 24, 2009, in the principal amount of $150,000 and payable to Ponzio (the “Ponzio New Note”). In connection with such exchange, the Company granted Ponzio a senior subordinated security interest (the “Ponzio Security Interest”) in all of the Company’s assets to secure the Company’s obligations under the Ponzio New Note, as evidenced and subject to the terms and conditions of a Security Agreement, dated June 24, 2009 (the “Ponzio Security Agreement”), between Ponzio and the Company. As further consideration for entering into the Ponzio Exchange Agreement, Ponzio was granted 3 million Class A warrants (each, a “Ponzio Class A Warrant”) and 3 million Class B warrants (each, a “Ponzio Class B Warrant”). Each of these warrants entitles its holder to purchase one share of common stock (each, a “Warrant Share”) at a purchase price of $0.05 per Warrant Share. The Ponzio Class A Warrants and Ponzio Class B Warrants expire on June 23, 2014. If any amount (principal or interest) is outstanding under the Ponzio New Note, the purchase price upon exercise of any of the Ponzio Class B Warrants must be paid by the reduction of such amounts outstanding under the Ponzio New Note.

The Ponzio Original Note was due on demand and bore interest at the rate of 18% per annum, payable monthly in arrears.

The Ponzio New Note had a maturity date of January 1, 2011 and bears interest at the rate of 18% per annum (20%, in the case of a default under the Ponzio New Note), with interest payable monthly in arrears.  In March 2011, the maturity date of the Ponzio New Note was extended to July 1, 2011 and was further extended in August 2011 to January 1, 2012.  The principal and accrued interest were not paid on January 1, 2012 and are now due on demand.

On May 25, 2012, the Ponzio note was assigned to Summit Trading Ltd., an unrelated entity. Accrued and unpaid interest as of June 30, 2012 and December 31, 2011 totaled $74,250 and $60,750, respectively.  At both June 30, 2012 and December 31, 2011, $150,000 was outstanding on this note.

On July 1, 2012, in contemplation of the Agreement, the accrued interest on the note was waived. In consideration for the assignment of the note and the waiving of accrued interest by Ponzio, the Company issued Ponzio 100,000,000 shares of the Company’s Common Stock. See Note 7G.

On June 28, 2012, pursuant to a Final Declaratory Judgment, the Company was ordered to issue 3,000,000 post-split shares of its common stock to Summit in satisfaction of the note. Such shares have not been issued as of the date of this report.

D.   Loans Payable – RDRD

During the six months ended June 30, 2012, RDRD loaned the Company monies for working capital purposes. The loans do not bear interest and are due on demand. At June 30, 2012, loans payable was $56,000.

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6.	Commitments:

A.  Employment Agreements

The Company had employment agreements with Brookstein and Dean Garfinkel through November 30, 2011. Garfinkel resigned in November 2010.  These officers deferred receiving the payments of their salaries in 2010 and Brookstein deferred receiving the payment of his salary in 2011 and 2012.  The payment of accrued salaries owing to Garfinkel in the amount of $380,000 was satisfied by the issuance of 100,000,000 shares of the Company’s Common Stock on July 1, 2012. See Note 7E.

The employment contract with Brookstein expired in November 2011 and the agreement was now on a month-to-month basis.  See Note 7.

On July 1, 2012, in contemplation of the Agreement, Brookstein waived all accrued salaries owed to him through June 30, 2012.

7.	Capital Transactions:

A.  Issuance of Deferred Salary Warrants –

Brookstein has been deferring all or a portion of his salary since January 1, 2009.

Effective January 1, 2012, Brookstein agreed to continue deferring his full salary.  The amount of such deferred salaries for the three and six months ending June 30, 2012 totaled $60,000 and $120,000, respectively. As compensation, the Company granted to Brookstein Deferred Salary Warrants to purchase 12,000,000 (each a “2012 Deferred Salary Warrant Share”) of Company Common Stock at $0.001 per 2012 Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.  The Company valued these issuances utilizing a Black-Scholes option pricing model with the following assumptions:  share price: $0.0003 - $0.0006; exercise price: $0.001; expected volatility: 27%; risk-free rate: 1.03% - 2.01%; term: 5 years.

Effective July 1, 2012, Brookstein agreed to continue deferring his full salary for the three months ended September 30, 2012.  The amount of such deferred salaries for the three months ending September 30, 2012 will total $60,000.  As compensation, the Company granted to Brookstein 2012 Deferred Salary Warrants to purchase 6,000,000 share of Company Common Stock at $0.001 per Deferred Salary Warrant Share at the rate of 100 Deferred Salary Warrants for each $1 of deferred salary for a term of five years.

On July 1, 2012, all of the issued and outstanding Deferred Salary Warrants were exchanged for shares of the Company’s common stock in contemplation of the Agreement. See Note 7G.

B.  Issuance of Dividend Accrual Warrants – Series B Senior Subordinated Convertible Voting Preferred Stock (the “Series B Preferred Stock”)

The Company has failed to pay dividends on the 1.25 million outstanding shares of its Series B Preferred Stock.  Dividends on the Series B Preferred Stock may only be paid out of funds legally available for such purpose.  Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution.

All of the outstanding shares of Series B Preferred Stock are held by Brookstein and Spirits Management, Inc. ("Spirits"), a company wholly-owned by Brookstein. Although the Company has been and currently is unable to pay the Series B Preferred Stock dividends when due, the dividends have been and are continuing to be accrued until such time as the monthly dividends can lawfully be paid under Nevada law.

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The Company deferred dividends totaling $37,500 and $75,000, respectively, for the three and six months ended June 30, 2012, $30,000 due to Brookstein, and $45,000 due to Spirits at June 30, 2012.  To compensate Brookstein and Spirits for the failure to pay dividends when due, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during the prior three and six month periods.  The Company issued Dividend Accrual Warrants totaling 1,500,000 and 3,000,000 to Brookstein and 2,250,000 and 4,500,000 to Spirits for the three and six months ended June 30, 2012, respectively.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 5 years.

For each of the three months ended June 30, 2012 and 2011, dividends related to the Series B Preferred Stock totaled $37,500. For each of the six months ended June 30, 2012 and June 30, 2011, dividends totaled $75,000.  Accrued dividends totaled $525,000 and $450,000 at June 30, 2012 and December 31, 2011, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet.

On July 1, 2012, the following transactions occurred in contemplation of the Agreement:

1.	Brookstein received 250,000,000 shares of the Company’s Common Stock in lieu of payment of accrued dividends owed to himself and Spirits as of June 30, 2012. In addition, no further dividends will be accrued.

2.	All of the issued and outstanding Dividend Accrual Warrants were exchanged for shares of the Company’s common stock.

See Note 7G.

C.  Issuance of Dividend Accrual Warrants - Series D Senior Convertible Voting Redeemable Preferred Stock (“Series D Preferred Stock”) –

The Company has failed to pay dividends on the 50,000 outstanding shares of its Series D Preferred Stock.  As with the Series B Preferred Stock Discussed above, dividends may only be paid out of funds legally available for such purpose.

The Company deferred dividends totaling $1,500 and $3,000 for the three and six months ended June 30, 2012, respectively.   To compensate Brookstein for the failure to pay dividends when due, the Company agreed to grant five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Company Common Stock to such holders at $0.001 per Dividend Accrual Warrant Share at a rate of 100 Dividend Accrual Warrants for every $1 of dividend accrued during the prior three month period.  The Company issued Dividend Accrual Warrants totaling 150,000 and 300,000 for the three and six months ended June 30, 2012, respectively.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 5 years

For the three months ended June 30, 2012 and 2011, dividends related to the Series D Preferred Stock totaled $1,500 and $1,286, respectively. For the six months ended June 30, 2012 and 2011, dividends related to the Series D Preferred Stock totaled $3,000 and $1,286, respectively.  Accrued dividends totaled $7,286 and $4,286 at June 30, 2012 and December 31, 2011, respectively, and are included in accounts payable and accrued expenses on the consolidated balance sheet.

On July 1, 2012, all of the issued and outstanding Dividend Accrual Warrants were exchanged for shares of the Company’s common stock in contemplation of the Agreement. See Note 7G.

D.  Issuance of Deferred Interest Payment Warrants –

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The Company continued to fail to pay interest on the promissory notes that were previously issued to Brookstein, Ponzio and Nascap (the “Note Holders”).  To compensate the Note Holders for the failure to pay interest on their promissory notes for the three and six months ended June 30, 2012, the Company granted to such Note Holders warrants (each, a “Deferred Interest Payment Warrant”) to purchase shares of Common Stock at the rate of 100 Deferred Interest Payment Warrants for every $1 of interest not paid.  For the three and six months ended June 30, 2012, 1,950,000 and 3,900,000 Deferred Interest Payment Warrants were issued and have terms substantially identical to the Deferred Salary Warrants and Dividend Accrual Warrants. The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 1.03% - 2.01%; term: 5 years

The Company will not pay interest to the Note Holders in the third quarter of 2012.  To compensate them, the Company granted Deferred Interest Payment Warrants to purchase shares of Common Stock at the rate of 1.00 Deferred Interest Payment Warrants for every $1 of interest not paid.  The Company issued a total of 1,950,000 Deferred Interest Payment Warrants on July 1, 2012.

As discussed above, on July 1, 2012, the Note Holders waived all accrued interest owed to them. On July 1, 2012, all of the issued and outstanding deferred Interest Payment Warrants were exchanged for shares of the Company’s Common Stock in contemplation of the Agreement. See Note 7G.

E .  Warrant Exchange Agreements –

The Company entered into separate warrant exchange agreements with Brookstein, Spirits, Garfinkel, Ponzio and Nascap to purchase an aggregate of 128.13 million shares of the Company’s Common Stock.  The warrant holders included the Company’s chairman of the board, chief executive officer and chief financial officer and a company in which such officer is the sole equity owner, as well as the Company’s former president and chief executive officer.  Each of the warrant exchange agreements were dated as of May 12, 2011 and provided for the exchange of the warrants then held by such warrant holders (the “Old Warrants”) for new warrants (the “New Warrants”).  The number of shares of Common Stock issuable upon exercise of the New Warrants is equal to the number of shares of Common Stock that were issuable upon exercise of the Old Warrants.  The Old Warrants had exercise prices ranging from $0.001 to $0.05 per share (a weighted average exercise price of $0.022 per share) and had exercise periods expiring from June 23, 2014 through March 31, 2016 (typically, five years after the date of issuance of the subject warrants).  However, the Old Warrants contained certain anti-dilution provisions which caused the effective exercise prices to be reduced to less than $0.001 per share.  The New Warrants all have an exercise price of $0.001 per share and expire on May 11, 2016.  The New Warrants contain cashless exercise provisions.  The anti-dilution provisions of the New Warrants are primarily limited to stock splits and corporate transactions involving mergers and consolidations while the Old Warrants contained anti-dilution provisions that caused the reduction in the exercise prices of the Old Warrants whenever the Company issued stock or derivative securities with an effective purchase price less than the then exercise price of the subject Old Warrants.  The Company had issued the Old Warrants in connection with the (x) accrual of dividends due on preferred stock of the Company owned by certain of the warrant holders, (y) deferral of the payment of interest due on promissory notes of the Company owned by certain of the warrant holders and (z) deferral of salary due certain of the warrant holders in their capacities as executive officers of the Company.

As a result of the exchanges, the Company recognized a charge of $11,797 for the three and six months ended June 30, 2011, respectively, which is classified as part of interest expense.

As the New Warrants contain “cashless exercise” provisions, the value of the New Warrants were recognized as liabilities and not as part of stockholders’ deficiency.  In addition, the Company is required to revalue the New Warrants at the end of each reporting period with the change in value reported on the statement of operations.  The Company valued these issuances using the Black-Scholes option pricing model with the following assumptions at June 30, 2012: share price:  $0.0003 - $0.0006; strike price: $0.001; expected volatility: 27%; risk free interest rate: 0.720% - 1.04%; term: 3.87 – 4.12 years.  The Company recognized a gain on the value of the New Warrants of $5,509 and $98 for the three and six months ended June 30, 2012, respectively. For both the three and six months ended June 30, 2011, the Company recognized a gain of $5,371.

In July 2012, the New Warrants were exchanged for shares of the Company’s Common Stock in contemplation of the Agreement. See Note 7G.

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F.  Issuance of Series D Preferred Stock –

In July 2012, the Company issued 50,000 shares of Series D Preferred Stock to Brookstein in full satisfaction of the Brookstein New Note. See Note 5A.

G. Issuances in Q3 2012 -

On July 1, 2012, the Company issued 249,986,100 shares of the Company’s Common Stock in exchange for all outstanding warrants.

On July 1, 2012, the Company issued 10,000,000 shares of the Company’s Common Stock in exchange for all outstanding options.

On July 1, 2012, the Company issued Nascap 250,000,000 shares of the Company’s Common Stock in consideration for the assignment of the Nascap note and the waiving of accrued interest by Nascap. See Note 4A.

On July 1, 2012, the Company issued Ponzio 100,000,000 shares of the Company’s Common Stock in consideration for the assignment of the Ponzio note and the waiving of accrued interest by Ponzio. See Note 5C.

On July 1, 2012, the Company issued Garfinkel, 100,000,000 shares of the Company’s Common Stock in lieu of the payment of accrued salary totaling $380,000 as of June 30, 2012. See Note 6A.

On July 1, 2012, the Company issued Brookstein 250,000,000 shares of the Company’s Common Stock in lieu of payments of accrued dividends.

On July 1, 2012, the Company issued a total of 200,000,000 shares of the Company’s Common Stock to vendors in consideration for extending payment terms.

8.	Recent Accounting Pronouncements:

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying consolidated financial statements.

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